As filed with the Securities and Exchange Commission on July 1, 2010
Registration No. 333-132722

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9
TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDCLEAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	4953	21-0661726
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(203) 798-1080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cheryl Kaine Sadowski
Chief Financial Officer
1812 Front Street
Scotch Plains, NJ 07076
(908) 663-2442
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin LLP
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
(732) 409-1212

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

On November 16, 2006, the United States Securities and Exchange Commission declared effective the registration statement on Form S-1 (the “Registration Statement”) filed by MedClean Technologies, Inc. (the “Company”).  The Company is filing this post effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION JULY 1, 2010

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration filed with the United States Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MEDCLEAN TECHNOLOGIES, INC.

5,130,162 Shares of Common Stock

This Prospectus relates to the resale of up to 5,130,162 shares of the common stock (“Common Stock”) of MedClean Technologies, Inc. to be offered by the selling stockholders consisting of (i) 2,032,295 shares issuable upon exercise of warrants issued to certain former investors in the Company’s former subsidiary, Aduromed Corporation; (ii) 893,481 shares issuable upon exercise of options granted to employees of the Company’s former subsidiary Aduromed Corporation; and (iii) 2,204,386 shares are issuable upon exercise of the Company’s Placement Agent’s Warrants.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  See “Plan of Distribution” which begins on page 28.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. However, we will generate proceeds from the cash exercise of the warrants by the selling stockholders, if any. We intend to use those proceeds for general corporate purposes.  We will pay the expenses of registering these shares.

Our common stock is quoted on the Over-the-Counter Bulletin Board and trades under the symbol “MCLN.” The last reported sale price of our common stock on the Over-the-Counter Bulletin Board on June 28, 2010, was approximately $0.013 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Company’s “promoters” or their ‘‘affiliates’’ and their transferees, within the meaning of the Securities Act of 1933 (‘‘Act’’), both before and after the merger of MTI with Aduromed Corporation on January 23, 2006, are, and the other selling security holders listed in this Prospectus and any participating broker-dealers may be, deemed to be ‘‘underwriters’’ within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. Regardless of technical compliance with Rule 144 under the Act, because MTI was a ‘‘shell’’ prior to the merger, Rule 144 will be unavailable to its promoters and affiliates. The selling security holders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their securities.

Brokers or dealers effecting transaction in the securities should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

YOU SHOULD CONSIDER CAREFULLY THE RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK. BEFORE MAKING AN INVESTMENT, PLEASE READ THE “RISK FACTORS” SECTION OF THIS PROSPECTUS, WHICH BEGINS ON PAGE 6.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ONLY RESIDENTS OF STATES IN WHICH WE HAVE QUALIFIED THE WARRANTS AND THE UNDERLYING SHARES OF COMMON STOCK MAY EXERCISE THEIR WARRANTS OR PURCHASE OUR COMMON STOCK OR WARRANTS UNDER THIS PROSPECTUS. WHEN YOU EXERCISE THE WARRANTS, YOU WILL HAVE TO PROVIDE US INFORMATION AS TO YOUR STATE OF RESIDENCE. WE MAY SEEK QUALIFICATION FROM TIME-TO TIME IN OTHER STATES. YOU MAY CALL THE COMPANY AT (203) 798-1080, TO DETERMINE WHETHER OR NOT YOUR STATE OR RESIDENCE HAS BEEN INCLUDED.

                  , 2010

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that a person should consider before investing in the Company’s securities. A potential investor should carefully read the entire Prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

In this prospectus, “MedClean,” “MCLN,” the “Company,” “we,” “us” and “our” refers to MedClean Technologies, Inc. “Aduromed” refers to the Company’s former wholly-owned subsidiary which was merged with and into the Company effective January 2, 2009.

The Company

Background

MCLN is in the business of providing solutions for managing medical waste on site including designing, selling, installing and servicing on site (i.e. “in-situ”) turnkey systems to treat regulated medical waste. MCLN provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies.

The principal business offices of MCLN are located at 3 Trowbridge Drive, Bethel, Connecticut 06801, and their telephone number at that address is (203) 798-1080. On November 1, 2008, the Company commenced leasing a four office suite in Scotch Plains, NY for twelve (12) months. Also, on November 1, 2008, the Company began leasing the remaining 11,834 sq ft of space at its existing facility in Bethel, CT., to provide additional space for assembling its MedClean systems (See “Description of Properties” below).

Recent Developments

On May 17, 2010, the preferred stock purchase agreement (the “Purchase Agreement”) and the registration rights agreement (the “Registration Rights Agreement,” and together with the Purchase Agreement, the “Transaction Agreements”), in each case, between MedClean Technologies, Inc, (the “Company”) and Socius Capital Group, LLC, a Delaware limited liability company,  doing business as Socius Life Sciences Capital Group, LLC (the “Investor”) were mutually terminated by the Company and the Investor.  The Transaction Agreements were originally filed with the United States Securities & Exchange Commission on December 4, 2009.

In connection with the Purchase Agreement, the Company paid the Investor a due diligence fee of $20,000 (the “Due Diligence Fee”) and a commitment fee of 19,121,282 shares of the Company’s restricted common stock (the “Commitment Shares”).

As a result of the termination the Company forfeited the Due Diligence Fee and the Investor returned the Commitment Shares to the Company.

On May 17, 2010, we entered into an Equity Credit Agreement with Southridge, pursuant to which we may, from time to time, issue and sell to Southridge up to fifteen million dollars ($15,000,000) of our common stock. As additional consideration for the execution of the Equity Credit Agreement, we issued to Southridge 3,000,000 shares of our common stock.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

History

Effective January 2, 2009, the Company changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc. Also effective January 2, 2009, the Company merged its former wholly-owned subsidiary, Aduromed Corporation, with and into the Company.

On July 10, 2008, the Company, Aduromed, Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”) entered into a Master Restructuring Agreement (“MRA”) regarding their respective investments in the Company.

Existing investments in the Company were restructured pursuant to the terms of the MRA and certain other changes were implemented and all transactions were deemed to occur contemporaneously as of August 4, 2008 (the “Effective Time”). The major terms of the MRA are as follows:

•
Sherleigh (i) exchanged its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) exchanged accumulated dividends payable on its Preferred Stock as of June 30, 2008, in the amount of $383,576 into 15,343,040 shares of Common Stock and received additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) exchanged liquidated damages in the amount of $215,000 payable to Sherleigh by the Company into 8,600,000 shares of Common Stock and received additional common stock purchase warrants for 8,600,000 shares of Common Stock at an exercise price of $0.025 per share.

•
The Pequot Funds surrendered their shares of Series A and Series B Preferred Stock to the Company which shares were cancelled, and the Pequot Funds forfeited their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

•
The Series A and B Preferred Warrants were amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds hold warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh holds warrants for the purchase of 19,999,997 shares of Common Stock and weighted average anti-dilution rights were terminated.

•	The Amended and Restated Stockholders Agreement, dated as of January 23, 2006 among the Company, Aduromed, the Pequot Funds and Sherleigh was terminated.

•
The Bridge Loan Holders collectively exchanged a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all such Bridge Loan Holders’ outstanding common stock warrants were collectively exchanged into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share and anti-dilution rights were terminated.

•	All documents entered into in connection with the bridge loan were terminated.

•
Esposito and his new management associates invested $1,046,000 into the Company in return for 83,680,000 shares of Common Stock and common stock purchase warrants representing an equal amount of shares of Common Stock at an exercise price of $0.025 per share.

•
The Pequot Funds invested an additional $1,300,000 into the Company, with post restructuring holdings of 131,097,456 shares of Common Stock and warrants to purchase 131,097,456 shares of Common Stock at $0.025 per share.

•
Sherleigh invested an additional $700,000 into the Company, with post restructuring holdings of 71,943,023 shares of Common Stock and warrants to purchase 71,943,023 shares of Common Stock at $0.025 per share.

•
The parties to the MRA agreed to vote their shares of Common Stock from and after the Effective Time such that Pequot and Sherleigh each have the right to designate two additional persons to the Company’s board of directors and Heller Capital Management has the right to designate one additional person to the Company’s board of directors and the Company’s board of directors will consist of nine (9) members.

•
The employment agreements of Damien R. Tanaka, Chief Executive Officer and Kevin T. Dunphy, Chief Financial Officer were terminated and new employment agreements were entered into with such individuals.

Pursuant to the terms of the MRA, $350,000 of new money was invested into the Company as of July 11, 2008, $250,000 of new money was invested into the Company as of July 25, 2008, $3,205,000 of new money was invested into the Company as of August 4, 2008, $600,000 of new money was invested into the Company as of August 7, 2008, $250,000 of new money was invested into the Company as of August 12, 2008, $210,000 of new money was invested into the Company as of August 22, 2008, $25,000 of new money was invested into the Company as of August 28, 2008, and $56,000 of new money was invested into the Company as of August 29, 2008, for a total gross proceeds to the Company of $4,946,000. The total net proceeds after placement fees were $4,868,000. These investors received a total of 347,147,890 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 64,777,455 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. Existing securities holders of the Company including the Pequot Funds, Sherleigh and the Bridge Loan Holders converted their securities into 179,053,415 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 124,060,769 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years.

Effective January 30, 2007, the Company changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc. Effective January 23, 2006, the Company merged (the “Merger”) with Aduromed, whereby Aduromed became the wholly-owned subsidiary of the Company and the former holders of the equity in Aduromed became holders of equity in MCLN. Aduromed was the Company’s sole operating entity before it merged with and into the Company effective January 2, 2009.

During the past three years prior to the consummation of the Merger, MCLN had no material assets.

Aduromed was formed in 1997, as a Connecticut limited liability company by Mr. Damien R. Tanaka and two investors/members under the name “Automated Process LLC.”  In September, 2002, (i) the two investors/members withdrew as members, (ii) Aduromed was reorganized as a Delaware corporation, changing its name to “Aduromed Corporation” and (iii) several third parties invested funds in Aduromed to become minority shareholders, warrant holders and creditors.

MCLN’s Business

The principal product of MCLN is its on-site system (“MedClean® System” or “System”) to convert RMW into municipal solid waste (MSW). The disposal of both RMW and MSW is generally regulated on the state and local levels. RMW is solid non-hazardous waste generated in connection with the diagnosis, treatment or immunization of human beings or animals, in research pertaining thereto, or in the production of testing of biologicals, and includes bandages and other materials containing potentially infectious bodily fluids, culture dishes and other glassware, discarded surgical gloves and surgical instruments, “sharps” (e.g. needles), cultures, stocks, swabs and lancets.

The System is comprised of integrated equipment installed at the generator’s medical facility (i.e. an “on-site” or  “in-situ”  installation) or provided to the generator’s facility in the form of a containerized system located at a loading dock or similar area, and is comprised of (i) an autoclave vessel to sterilize the material, (ii) a shredding device to convert the material into unrecognizable confetti-like material and (iii) its Auto-Touch® proprietary control panel. Ancillary equipment include Quiet Carts® with disposable plastic liners used for intramural collection of the RMW at points of generation within the medical facility, the containerization of the waste during the autoclave sterilization process and the mechanical dumping of the waste into the shredding device. The System is automated to minimize personnel contact with the material and to assure regulatory compliance in the conversion process (See “Business of the Company - Products” below).

MCLN’s consumable supplies, sold periodically to customers, include the liners for the Quiet Carts®, cutting blades for the shredder and supplies such as deodorizers and paper print rolls for use with the autoclaves and control panels. (See “Business of the Company - Products” below).

MCLN’s consumable supplies, sold periodically to customers, include the liners for the Quiet Carts®, cutting blades for the shredder and supplies such as deodorizers and paper print rolls for use with the autoclaves and control panels (See “Business of the Company - Products” below).

Summary of the Shares Offered by the Selling Stockholders

The following is a summary of the shares being offered by the selling stockholders:

Total Number of Shares of Common Stock (Par Value $0.0001 Per Share) Offered by Selling Stockholders
5,130,162 shares, of which (i) 2,032,295 shares are subject to issuance upon exercise of warrants held by certain former investors in the Company’s former subsidiary, Aduromed; (ii) 893,481 are subject to issuance upon exercise of options held by employees of the Company’s former subsidiary, Aduromed; and (iii) 2,204,386 shares are subject to issuance upon exercise of Placement Agent’s Warrants.

Use of Proceeds
We will receive no proceeds from the sale of shares of Common Stock or Warrants offered hereunder. However, we would receive $1,643,129 if all of the warrants and options for underlying shares included in the Prospectus were to be exercised. We will use these proceeds for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 6.

Offering Price	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

OTCBB Trading Symbol	MCLN.OB

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Three Months Ended March 31,
	2010	2009
Total Revenue	$268,867	$417,428
Loss from operations	$(1,582,413)	$(1,436,134)
Net loss	$(1,585,104)	$(1,883,725)
Net loss per common share (basic and diluted)	$(0.00)	$(0.00)
Weighted average common shares outstanding	683,811,787	561,542,968

For the Years Ended December 31,
	2009	2008
Total Revenue	$2,547,006	$2,098,067
Loss from operations	$(5,355,688)	$(4,687,125)
Net loss	$(5,368,515)	$(7,829,999)
Net loss per common share (basic and diluted)	$(0.01)	$(0.03)
Weighted average common shares outstanding	569,491,872	237,941,766

Statement of Financial Position

For the Three Months Ended March 31,
	2010	2009
Cash and cash equivalents	$464,872	$426,455
Total assets	$1,785,501	$2,235,900
Working Capital	$(564,001)	$(208,095)
Long term debt	$-	$-
Stockholders’ equity ( deficit )	$(336,562)	$115,668

For the Years Ended December 31,
	2009	2008
Cash and cash equivalents	$534,425	$1,992,401
Total assets	$1,780,110	$3,341,204
Working Capital	$(229,469)	$626,293
Long term debt	$—	$-
Stockholders’ equity ( deficit )	$16,140	$949,857

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

We have a history of losses

To date, we have been unable to generate revenue sufficient to be profitable. The Company had a net loss of $(5,368,515), or $(0.01) per share, for the fiscal year ended December 31, 2009, compared to a net loss of $(7,829,999), or $(0.03) per share, for the fiscal year ended December 31, 2008.  The Company had a net loss of $(1,585,104), or $(0.00) per share, for the three months ended March 31, 2010, compared to a net loss of $(1,883,725), or $(0.00) per share, for the three months ended March 31, 2009. The Company might not achieve the level of revenues needed to be profitable in the future or, if profitability is achieved, might not sustain such profitability.

The Company lacks an operating history making evaluation of its business difficult.

While the Company’s revenues during the past eight years have been exclusively derived from sales and servicing of its MedClean Systems, it’s business is at an early stage of commercialization, and there is no meaningful historical financial or other information available upon which to base an evaluation of the Company’s ability to increase its revenues in accordance with its projections or to compete effectively with those persons with similar or alternate systems.

In addition, the Company’s early stage of commercialization means that it has less insight into how market and technology trends may affect its business. This includes the ability to attract and convince customers to switch from their current method of dealing with the disposal of their medical waste to the Company’s technology. As a consequence, the revenue and income potential of its business is unproven.

The Company is dependent on third party component suppliers.

The Company is dependent on third party suppliers for the supply of components of its MedClean units. Although the Company believes that the required components are available and can be provided by other suppliers, delays may be incurred in establishing relationships or in waiting for quality control assurance with other manufacturers for substitute components

The Company may not be able to effectively protect its proprietary technology, which could have a material adverse effect on its business and make it easier for its competitors to duplicate its products.

The Company regards certain aspects of its products, processes, services and technology as proprietary. The Company has registered four of its trademarks with the United States Patent and Trademark Office, Aduromed®, MedClean®, AutoTouch® and QuietCart®. On November 24, 2008, the Company filed a patent application, entitled “Containerized Medical Waste Treatment System and Related Method,” which focuses on the design and configuration of the Company’s new standard, containerized MedClean Systems. The Company also intends to file a patent application with respect to its smaller “appliance” system at some point in the future. Other than these patent filings, the Company does not have nor does it intend to apply for patent protection with respect to the processes and technology encompassed by its present Systems. The Company requires all of its employees to sign Confidentiality and Non-Disclosure Agreements that prohibit the dissemination or use of the Company’s know-how and technology other than in the legitimate performance of the employee’s duties. Our ability to compete successfully will depend in part on our ability to protect our proprietary rights and to operate without infringing on the proprietary rights of others, both in the United States and abroad. The Company may apply in the future for patent protection for uses, processes, products and systems that it develops. Any future patent for which the Company applies may not be issued; any existing contractual non-disclosures obligations may be challenged, invalidated or circumvented; third parties might infringe or misappropriate our proprietary rights; and third parties might independently develop similar products, services and technology. The Company may incur substantial costs in asserting or defending any breach of contract or infringement suits or in asserting any license rights, including those granted by third parties, the expenditure of which the Company might not be able to afford. An adverse determination could subject the Company to significant liabilities to third parties, require it to seek licenses from or pay royalties to third parties or require it to develop appropriate alternative technology. Such licenses might not be available on acceptable terms or at all, and the Company might not develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on the Company’s business and profitability.

The Company may have to resort to litigation to enforce its intellectual property rights, protect its trade secrets, determine the validity and scope of the proprietary rights of others, or defend itself from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if the Company wins. This could adversely affect its business, financial condition and operating results such that it could cause the Company to reduce or cease operations.

The Company may not be able to develop new products that achieve market acceptance.

Our future growth and profitability depend, in part, on our ability to respond to technological advances and to successfully develop and market new products that achieve market acceptance. This industry has been historically marked by very rapid technological change and the frequent introduction of new products. While we have been engaged in development of equipment suitable for on-site treatment of RMW by small quantity generators (such as doctors’ offices and clinics), we might not be able to develop new products that will realize broad market acceptance.

The Company’s existing products may not be able in the future to meet changes in environmental laws and regulations regarding regulated medical waste.

The future of our business will depend on our ability to respond to any future changes in the federal, state and local regulatory environment. Since the Company does not itself generate medical waste and is not itself in control of, nor does it handle, the medical waste but only sells its equipment to meet its contractual obligations to its customers, it is not itself currently subject to regulations with respect to the disposal of RMW; however, any change in this regulatory regime in the future could have a material adverse effect on the Company’s operations.

The nature of our business exposes us to professional and product liability claims, which could materially adversely impact our business and profitability.

The malfunction or misuse of our MedClean Systems may result in damage or injury to property or persons, as well as violation of various health and safety regulations, thereby subjecting us to possible liability. Although our insurance coverage is in amounts and deductibles we believe prudent in our business, and we have not experienced any claims made or lawsuits instituted against us with regard to any such damage or violations, such insurance might not be sufficient to cover any potential liability. Further, in the event of either adverse claim experience or insurance industry trends, we may in the future have difficulty in obtaining product liability insurance or be forced to pay very high premiums, and our present coverage might not continue to be available on commercially reasonable terms or at all. In addition, insurance might not adequately cover any product liability claim against us. However, we do believe our insurance coverage is adequate to cover any claims made, and we review our insurance requirement with our insurance broker at least annually.

Other parties may assert that our technology infringes on their intellectual property rights, which could divert management time and resources and possibly force us to redesign our products.

Developing products based upon new technologies can result in litigation based on allegations of patent and other intellectual property infringement. While no infringement claims have been made or threatened against us, third parties might assert infringement claims against us in the future, and such assertions by such parties might result in costly litigation in which they might prevail. In addition, we may not be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations, and even if we are successful in a litigation to defend such claim, there may be adverse effects due to the significant expenses related to defending the litigation.

The loss of certain members of our management team could adversely affect our business.

Our success is highly dependent on the continued efforts of all the members of our executive management team. Should operations expand, we will need to hire persons with a variety of skills and competition for these skilled individuals could be intense. If any of our executive management team should retire or leave we may not be successful in attracting and/or retaining key personnel in the future. Our failure to do so could adversely affect our business and financial condition. We have employment agreements with all of our management personnel but we do not carry any “key-man” insurance on the lives of any of our officers or employees.

The Company is subject to a number of competitive technologies as well as competition in the medical waste treatment disposal business in general.

There are numerous methods of handling and disposing of RMW, of which our technology is one of the available systems. We are not aware of any competitive product that is similar to the MedClean Systems with respect to its design, compactness and customer-friendly use. We believe that our MedClean Systems, due to their ability to be used on-site, competitive costing and ease of use, offer a significant advantage over RMW systems offered by our competitors. Nevertheless, a different or new technology may supplant us in the market. Further, we might not be successful in the deployment of our systems in the marketplace, and other companies predominate in the waste removal business, with substantially greater resources and market visibility than us, may try to develop similar systems.

Market Risks

There is only a volatile limited market for our Common Stock.

Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of our securities because of factors unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock, and especially for stock traded on the OTC Bulletin Board.  In the last 52 week period, the Common Stock traded on the OTC Bulletin Board from a high closing price of $0.044 to a low of $0.001 per share. See “Market for our Common Stock.” General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or to us in the future could adversely affect the price of the common stock. With the low price of our Common Stock, any securities placement by us would be very dilutive to existing stockholders, thereby limiting the nature of future equity placements.

We have never paid dividends and we do not anticipate paying dividends in the future.

We do not believe that we will pay any cash dividends on our Common Stock in the future. We have never declared any cash dividends on our common stock, and if we were to become profitable, it would be expected that all of such earnings would be retained to support our business. Since we have no plan to pay cash dividends, an investor would only realize income from his investment in our shares if there is a rise in the market price of our Common Stock, which is uncertain and unpredictable.

We are subject to penny stock regulations and restrictions.

The Securities and Exchange Commission (the “Commission”) has adopted regulations which generally define Penny Stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of June 28, 2010, the closing price for our Common Stock was $.013 per share and therefore, it is designated a “Penny Stock.” As a Penny Stock, our Common Stock may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our Common Stock might not qualify for exemption from the penny stock restrictions. In any event, even if our Common Stock were exempt from the Penny Stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Certain provisions of our charter could discourage potential acquisition proposals or change in control.

Our Board of Directors, without further stockholder approval, may issue preferred stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of additional shares of preferred stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulations to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

USE OF PROCEEDS

We will not receive any portion of the proceeds from the sale of Common Stock by the selling stockholders. We would receive proceeds of up to $1,643,129 if all the existing warrants and options were to be exercised.  Management currently anticipates that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, and when warrants and options may be exercised as a result of this offering or otherwise.

We are obligated to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $1,500.

DIVIDEND POLICY

 We have never declared dividends or paid cash dividends on our common stock. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. The declaration of dividends will be at the discretion of the Board of Directors and will depend upon MCLN’s earnings, financial position, general economic conditions and other pertinent factors.

MARKET FOR OUR COMMON STOCK

The Company’s Common Stock is listed on the OTC Bulletin Board market and trades under the symbol MCLN.OB.

The following table sets forth the range of the high and low bid quotations of the Common Stock for the past two years in the over-the-counter market, as reported by the OTC Bulletin Board and in the Pink Sheets. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Calendar Quarter Ended:

	High	Low
2010
March 31	$0.04	$0.02

2009
March 31	$0.026	$0.002
June 30	0.009	0.002
September 30	0.002	0.001
December 31	0.044	0.001

2008
March 31	$0.25	$0.09
June 30	0.10	0.03
September 30	0.22	0.04
December 31	0.25	0..02

2007
March 31	$0.24	$0.22
June 30	0.30	0.29
September 30	0.30	0.29
December 31	0.15	0.12

2006
March 31	$0.71	$0.71
June 30	1.04	0.62
September 30	1.02	1.02
December 31	1.00	0.30

As of July 1, 2010, the Company had approximately 1,381 stockholders of record.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

The Company is including the following cautionary statement in this Registration Statement for any forward-looking statements made by, or on behalf of, the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectation, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: technological advances by our competitors, changes in health care reform, including reimbursement programs, changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs, delays in the manufacture of new and existing products by us or third party contractors, market acceptance of our products, the loss of any key employees, delays in obtaining federal, state or local regulatory clearance for new installations and operations, changes in governmental regulations, availability of capital on terms satisfactory to us. We are also subject to numerous Risk Factors relating to manufacturing, regulatory, financial resources and personnel as described in our Annual Report on Form 10-K. We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Results of Operations

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Net Revenue

Total revenue for the quarter ended March 31, 2010 was $268,867 compared with $417,428 for the same period in 2009, a decrease of $148,561 or 35.6%.

Revenues derived from the sale of consumables, component parts, service billings and amortization of maintenance contracts decreased by $148,561 or 35.6% in the current quarter to $268,867. We did not have revenues during the quarters ended March 31, 2010 and 2009 attributable to contract revenues.

Gross Profit

The gross profit for the three months ended March 31, 2010, was $103,414 (38.5% of total revenue) compared with a gross profit of $144,356 (34.6% of total revenue) for the same three month period of 2009.

In this period, our gross profit margins increased from 34.6% to 38.5%, or a 11.3% increase.   By carefully managing the business we have been able to ensure that we are invoicing for all services performed and therefore, we have been able to increase our total gross profit from the comparable period, last year.

The components of costs of revenues for products include direct materials, depreciation, shipping and rigging costs and contract labor primarily used to install, repair and maintain our equipment.

Operating Expenses

Total operating expenses for the three months ended March 31, 2010, was $1,685,827 compared with $1,580,490 for the same three month period in 2009, an increase of $105,337. In the three months ended March 31, 2010, we recognized non-cash equity based compensation to service providers and employees of $1,078,532 as compared to $604,552 recorded as equity based compensation for the three months ended March 31, 2009.

Interest and Other Income

Interest and other income for the three month period ended March 31, 2010, was $234 compared to $906 for the same period in 2009.

Interest expense

Interest expense and amortization for the three month period ended March 31, 2010, was $2,925 compared with $448,497 in the same three month period of 2009. In the three months ended March 31, 2009, we recognized non-cash amortization expense amounting to $444,984, compared to $-0- in the same three month period of 2010.

Net Income (loss)

Net loss for the three month period ended March 31, 2010, was $1,585,104, compared to $1,883,725 for the same period in 2009.

Liquidity and Capital Resources

The Company’s cash on hand and working capital as of March 31, 2010, and December 31, 2009, are as follows:

	March 31,	December 31,
	2010	2009
Cash on hand	$464,872	$534,425

Working capital (deficit)	$(564,001)	$(229,469)

The Company purchased $5,569 in new fixed assets during the three month period ended March 31, 2010. Under current conditions, the Company anticipates purchasing approximately $15,000 in additional fixed assets in 2010.

Net cash used in operating activities totaled $432,096 for the three months ended March 31, 2010.

Our accounts receivable balance may have dramatic swings from one period to another depending upon the timing and the amount of milestone billings included in the balance at the end of any accounting period. There are three milestone billings representing a percentage of the contract value for each installment and our payment terms are “upon receipt.” Receivable balances are typically paid within 15 days of the invoice date. Billings for maintenance contracts and consumables are due within 45 days and are more numerous but much smaller in value than milestone billings. We review our outstanding receivable balances on a regular basis to ensure that the allowance for bad debt is adequate.   Due to the varying nature in the timing and amounts of the receivable balances as noted above, the change in the allowance for doubtful account will not necessarily correlate with the increase or decrease in the accounts receivable balance. The accounts receivable balance as of March 31, 2010, was $175,913 net of an allowance of $15,589, a decrease of $31,796 from year ended December 31, 2009.

Our inventory balance may have dramatic swings from one period to another depending upon the expected installation date of our MedClean systems and our accounts payable balances can have similar swings depending on payment terms and any volume purchases or discounts we may take advantage of from time to time. During the three months ended March 31, 2010, the Company decreased its inventory on hand by $21,948 to $793,686.

To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business.  Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. In the event the Company is unable to continue as a going concern it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. A summary of the critical accounting policies and the judgments that we make in the application of those policies is presented in Note 1 to our consolidated financial statements.

Our consolidated financial statements are based on the selection of accounting policies and the application of accounting estimates, some of which require management to make significant assumptions. Actual results could differ materially from the estimated amounts. The following accounting policy is critical to understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Accounting Standards Codification subtopic 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Revenue recognition

Prior to 2009 we recognized revenues from fixed-price and modified fixed-price construction type contracts on the percentage-of-completion method measured by the percentage of cost incurred to date to estimated total cost for each contract. That method was used because the contracts were long term in nature and management considered total cost to be the best available measure of progress on the contracts. Beginning in 2009, we changed our product mix to short term contracts subject to customer acceptance upon completion.  Therefore, we recognize revenues upon completion of the system installation.  Clients will be invoiced upon the following milestones, contract signing, delivery of components, and the completion and acceptance of installation and start-up.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Revenues from direct sales of our mobile unit will be recognized as we ship units. We provide a one year warranty on the systems installs. We also obtain a one year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, we have accrued no reserve for warranty. On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At December 31, 2009 and 2008 we had $236,500 and $136,691 in deferred revenue from maintenance agreements.

Revenues from the sale of accessories, repairs and replacement parts are recognized when shipped to the customer in accordance with a valid contract or order agreement. The contract or order agreement specifies delivery terms and pricing, and is considered to reasonably assure collection from the customer.

Revenues and cost from multi-year rental contracts on our mobile unit will be recognized ratably over the life of the rental contract.

Recent accounting pronouncements

In February 2010 the FASB issued Update No. 2010-09 “Subsequent Events (Topic 855)” (“2010-09”). 2010-09 clarifies the interaction of Accounting Standards Codification 855 “Subsequent Events” (“Topic 855”) with guidance issued by the Securities and Exchange Commission (the “SEC”) as well as the intended breadth of the reissuance disclosure provision related to subsequent events found in paragraph 855-10-50-4 in Topic 855. This update is effective for annual or interim periods ending after June 29, 2010. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-06 “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements” (“2010-06”). 2010-06 requires new disclosures regarding significant transfers between Level 1 and Level 2 fair value measurements, and disclosures regarding purchases, sales, issuances and settlements, on a gross basis, for Level 3 fair value measurements. 2010-06 also calls for further disaggregation of all assets and liabilities based on line items shown in the statement of financial position. This amendment is effective for fiscal years beginning after December 15, 2010 and interim periods within those fiscal years. The Company is currently evaluating whether adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not believe this pronouncement will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management, does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in any of its wholly-owned subsidiaries.

In January 2010 the FASB issued Update No. 2010-01 “Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”) an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to shareholders and their affect on the computation of earnings per shares. Management does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operation.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Controls and Procedures

Management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a – 15(f).  Management conducted an assessment as of December 31, 2009 of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  Based on that evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2009, based on criteria in Internal Control – Integrated Framework issued by the COSO.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements should they occur. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the control procedure may deteriorate.

BUSINESS

General

MCLN is in the business of providing solutions for managing medical waste on site including designing, selling installing and servicing on site (i.e. “in-situ”) turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies.

Products

The Company’s principal products are the MedClean® series systems. The MedClean® system employs the following equipment and machinery:

•	an autoclave vessel to sterilize the medical waste;

•	a shredding device, the MedClean® Shredder, to convert sterilized waste material into a harmless, non-recognizable confetti-like material qualifying the end product as safe municipal solid waste;

•
a unique AutoTouch® control station with software and hardware components that integrate and bundle all operating and data recording functions into a system complying with regulatory requirements for conversion and disposal of medical waste, including real time centralized monitoring of the system’s functions;

•	a material transporter to mechanically transport the processed waste from shredder to the municipal solid waste compacting dumpster; and

•
a QuietCart® transport cart system to facilitate a single source containerization of the infectious waste from generation, sterilization, processing and return for refill without need for human interaction for ultimate operator safety.

The control panel of the AutoTouch® Control Station assures regulatory compliance by means of proprietary software. The software prevents any deviation from the step-by-step processing of the waste, requires insertion of codes by operators to access the system and monitors and records on a real time basis. It governs the various aspects of the system’s processes, including the load weight during each cycle and the calculation and employment of the proper sterilization parameters of weight, pressure, temperature and time. The ability to shortcut or over-ride any of the steps in the waste conversion process is circumscribed by the features of the control panel and its software.

Operation of the system through the control panel is simple, since it dictates each step to be taken, once the operator enters the appropriate codes to open up the control screen, and prohibits the ability of an operator to short cut the required steps and procedures. Relatively little instruction is required of the operator. A tutorial is offered by the software through the control panel, and an operator can be fully trained within a few hours. The AutoTouch® control system can communicate in multiple languages, including English and Spanish.

The AutoTouch® software permits real time centralized monitoring of all the functions and uses of each system by the Company. Additionally, the centralized monitors track proper operation of a particular system. They also alert the Company to the need to provide clients with supplies and preventative maintenance visits.

The AutoTouch® control panel and software are proprietary properties of the Company and unique within the industry.

The MedClean Series System is offered in three configurations:

•	Container (modified 40/45/53’ x 9’ metal shipping container)

•	Mobile (container as trailer)

•	Fixed (traditional installation within the facility)

As a standard product, a containerized System can now be delivered within 4-6 weeks after receipt of an order and installed in a “plug and play” mode whereby all utilities required to operate the System are connected via a utility umbilical cord.  The container can either be rigged to a position at grade level or installed on a simple steel support framework level with the facility’s loading dock.

The mobile System can be operated as a true tractor-pulled mobile unit servicing the needs of several hospitals within a prescribed geographic area and also has the same utility umbilical cord feature.  This System configuration now expands MCLN’s key target market, affording it the opportunity to service smaller hospitals that produce lower volumes of regulated medical waste on an individual basis but in the aggregate have sufficient volume to support the investment.

The fixed System, MCLN’s “traditional” custom installed technology, is still available for those prospective clients who wish not to choose a containerized System.

Both the container and mobile Systems can be configured with on-board steam and/or electrical generators to further simplify installation and access to utilities.

The Company’s product line is now reflected in the following model designations with associated annual medical waste volume processing capacities (based on 12 hour day/6 days/week):

Container / Mobile

MC 4100	Up to 150,000 lbs.
MC 4200	Up to 300,000 lbs.
MC 4300	Up to 600,000 lbs.
MC 4400	Up to 800,000 lbs.
MC 4500	Up to 1.0 mm lbs.

MedClean 4000 Series (4’ wide autoclave)

MC 4100 (1 cart)	Up to 150,000 lbs.
MC 4200 (2 cart)	Up to 300,000 lbs.
MC 4300 (3 cart)	Up to 600,000 lbs.
MC 4400 (4 cart)	Up to 800,000 lbs.
MC 4500 (5 cart)	Up to 1.0 mm lbs.

MedClean 5000 Series (5’ wide autoclave)

MC 5300 (3 cart)	Up to 940,000 lbs.
MC 5400 (4 cart)	Up to 1.25 mm lbs.
MC 5500 (5 cart)	Up to 1.56 mm lbs.

The Company also sells consumable items including custom manufactured high temperature cart liners, deodorizers and autoclave validation test kits.  These items, along with a long list of other components such as printer paper, printer ribbon, autoclave gaskets and replacement cart wheels are ordered on a monthly or quarterly basis by our clients to ensure proper operation.  Annual revenue generated from consumable items and services typically represents 5% to 10% of the original capital cost.

The Medical Waste Treatment Market

The market for medical waste treatment is segmented by customer size: Large Quantity Generators (“LQGs”), those who generate large volumes of medical waste (in excess of 100,000 pounds per year), and Small Quantity Generators (“SQGs”), those who generate less than that. LQGs are predominantly hospitals. SQGs are primarily nursing homes, clinics, medical groups, county or city health departments, laboratories, physicians, dentists and veterinarians in private practice. Of these SQGs, physicians comprise the highest percentage of sites.

On-Site Medical Waste Treatment Equipment Market

	Small Quantity Generators		Large Quantity Generators
Number of Sites	476,199		6,604
Percentage Using Haulers	100%		87%
Number specifically suited for MedClean Systems	200,000	*	6,604

*MedClean “appliance” or alternative.

The Company traditionally addressed the LQG segment – Very Large Hospitals >400 beds.  The Company’s new container/mobile system configurations coupled with the new MC 4200 configuration will address opportunities in the lower end of the LQG market segment (100 – 250 beds).  Additionally, the Company is considering product line extensions through technology licensing and/or reseller agreements to provide its field sales force and agent network with a solution to penetrate this target rich environment.

For SQGs there has been no realistic alternative to hauling, and any on-site solutions have been too expensive or inefficient.  Because of this, the SQG segment represents an excellent opportunity for the Company’s MedClean Appliance or for licensing and/or resale of an existing validated technology.

The current US medical waste market is estimated to be $2.0 billion (3.1 billion pounds) annually.  Another estimated $2.0 billion dollars exists in confidential document destruction annually as well in this market.

The Company’s current and pending installations, both domestically and internationally, total 35 locations.

Governmental Regulations-Federal

Prior to 2002, the principal method of disposing of most regulated medical waste (“RMW”) was through on-site incineration. Because of the promulgation of regulations by the Environmental Protection Agency (“EPA”) that came into effect on September 15, 2002, setting minimum emission limits for RMW incinerators for such pollutants as dioxins, nitrogen oxides, lead, cadmium and mercury, the use of on-site incinerators in the U.S. has drastically diminished. As a consequence, the methods of on-site disposal of RMW have been limited to steam sterilization, chemical treatment and microwave.

Federal agencies which regulate RMW are the EPA, the Occupational Safety and Health Administration (“OSHA”), the U.S. Department of Transportation (the “U.S. DOT”) and the U.S. Postal Service. These agencies regulate RMW under a variety of statutes and regulations, including the following:

•
MEDICAL WASTE TRACKING ACT OF 1988 (“MWTA”). The primary objective of the MWTA was to ensure that RMW generated in a covered state which posed environmental problems, including an unsightly appearance, was delivered to disposal or treatment facilities with minimum exposure to waste management workers and the public. The MWTA’s tracking requirements included accounting for all waste transported and imposed civil and criminal sanctions for violations. The MWTA demonstration program expired in 1991, but the MWTA established a model followed by many states in developing their specific medical waste regulatory frameworks.

•
CLEAN AIR ACT REGULATIONS. In August 1997, the EPA adopted regulations under the Clean Air Act Amendments of 1990 that limit the discharge into the atmosphere of pollutants released by medical waste incineration. These regulations required every state to submit to the EPA for approval a plan to meet minimum emission standards for these pollutants.

•
OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970. The Occupational Safety and Health Act of 1970 authorizes OSHA to issue occupational safety and health standards. OSHA regulations are designed to minimize the exposure of employees to hazardous work environments, including RMW.

•
RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (“RCRA”). RCRA required the EPA to promulgate regulations identifying hazardous wastes. RCRA also created standards for the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. These standards included a documentation program for the transportation of hazardous wastes and a permit system for solid and hazardous waste disposal facilities. RMW is currently considered non-hazardous solid wastes under RCRA. However, some substances collected by some of MedClean’s customers, including photographic fixer developer solutions, lead foils and dental amalgam, are considered hazardous wastes.

•
DOT REGULATIONS. The U.S. DOT has put regulations into effect under the Hazardous Materials Transportation Authorization Act of 1994 which requires customers to package and label RMW in compliance with designated standards, and which incorporate blood-borne pathogens standards issued by OSHA. Under these standards, customers must, among other things, identify packaging with a “biohazard” marking on the outer packaging, and medical waste containers must be sufficiently rigid and strong to prevent tearing or bursting and must be puncture-resistant, leak-resistant, properly sealed and impervious to moisture. DOT regulations also require that a transporter be capable of responding on a 24-hour-a-day basis in the event of an accident, spill, or release to the environment of a hazardous material.

•
COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”). CERCLA, established a regulatory and remedial program to provide for the investigation and cleanup of facilities that have released or threaten to release hazardous substances into the environment. CERCLA and state laws similar to it may impose strict, joint and several liabilities on the current and former owners and operators of facilities from which releases of hazardous substances have occurred and on the generators and transporters of the hazardous substances that come to be located at these facilities. Responsible parties may be liable for substantial site investigation and cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with applicable laws and regulations. If a customer were found to be a responsible party for a particular site, it could be required to pay the entire cost of the site investigation and cleanup, even though other parties also may be liable.

•
UNITED STATES POSTAL SERVICE. Customers must obtain permits from the U.S. Postal Service to conduct programs, pursuant to which they mail approved “sharps” (needles, knives, broken glass and the like) containers directly to treatment facilities.

Governmental Regulations-State and Local

Each state has its own regulations related to the handling, treatment and storage of medical waste. Although there are many differences among the various state laws and regulations, many states have followed the medical waste model under the MWTA and have implemented programs under RCRA. State agencies involved in regulating the medical waste industry are frequently the departments of health and environmental protection agencies. In addition, many local governments have ordinances, local laws and regulations, such as zoning and health regulations, including ordinances relating to the disposition of sterilized effluents into sewage systems and municipal disposal sites which affect our customers’ operations.

Most states require segregation of different types of medical waste at the hospital or other location where they were created. A majority of states require that the universal biohazard symbol or a label appear on medical waste containers. Storage regulations may apply to the party generating the waste, the treatment facility, the transport vehicle, or all three. Storage rules seek to identify and secure the storage area for public safety as well as set standards for the manner and length of storage. Many states require employee training for safe environmental cleanup through emergency spill and decontamination plans. Many states also require that transporters carry spill equipment in their vehicles. Those states whose regulatory framework relies on the MWTA model have tracking document systems in place.

Pursuant to medical waste incinerator regulations adopted by the EPA in 1997, every state was required by September 1998 to adopt a plan to comply with federal guidelines which, among other things, limit the release of some airborne pollutants from medical waste incinerators to levels prescribed by the EPA. Each state’s implementation plan must be at least as restrictive as the federal emissions standards.

Effect of Regulations on the Companies’ Business

The Company manufactures and sells its MedClean® systems that sterilize RMW by sterilization in an autoclave chamber and subsequent shredding of the material enabling the customer to dispose of the residue as municipal solid waste. The operation of the MedClean® system and the disposal of the waste are the responsibility of the customer. As a result, the Company is not subject to the multitude of governmental regulations that typify the handling and disposition of solid waste. Virtually all of the Company ‘ s competitors are subject to one or more of the various regulatory regimes associated with the medical waste disposal business as the systems and services offered by these competitors involve incineration, chemical treatment or transportation of medical waste.

The Company’s customers use landfills operated by parties unrelated to the Company to dispose of treated medical waste from medical facilities. The Company does not own or operate any landfills. Waste is not regulated as hazardous under RCRA unless it contains hazardous substances exceeding certain quantities or concentration levels, meets specified descriptions, or exhibits specific hazardous characteristics. Following treatment, waste from the Company’s MedClean® systems is disposed of as non-hazardous waste.

Competition

RMW has historically been disposed of mainly through the use of off-site hauling contractors and by incineration. Presently, in the U.S. many different types of technologies have been introduced to meet the new regulatory requirements for disposal of RMW. Some of these technologies include:

•
DISINFECTANT. This process involves the simultaneous shredding and disinfecting of the infectious medical waste. The process can only handle small batches in each cycle and has a capacity of approximately 70 to 400 pounds a day, which is not sufficient to handle the overall requirements of most hospitals ranging from 500 to 9,000 pounds per day.

•
CHEMICAL REAGENTS. The use of chemical reagents is subject to federal laws and regulations of the EPA that classify the chemicals involved as “pesticides.” Also, there is considerable limitation on the volumes that can be treated by this method. It is not suitable for disposal of infectious medical waste generated by hospitals and other large medical facilities since it does not have the capacity to handle such volumes.

•
MICROWAVE TECHNOLOGY. Microwave technology is a process of disinfection that exposes material to moist heat generated by microwave energy. Use of this technology requires that proper precautions be taken to exclude the treatment of hazardous material so that toxic emissions do not occur. The complete unit must also be operated under negative pressure as infectious waste is normally shredded prior to disinfection and may create conditions where infection can be transformed into an aerosol prior to treatment. Also, offensive odors may be generated around the unit. The capital cost and space requirement for this type of system is relatively high.

•
THERMAL PROCESSES. Thermal processes are dry heat processes and do not use water or steam, but forced convection, circulating heated air around the waste or using radiant heaters. Companies have developed both large and small dry-heat systems, operating at temperatures between 350 ° F-700 ° F. Use of dry heat requires longer treatment times with precautions required to prevent potential combustion of the waste material during each cycle.

•
HIGH HEAT THERMAL PROCESSES (PYROLYSIS). A pyrolysis system would involve chemical decomposition of organic medical waste by intense heat (at least 800 degrees F) in an anaerobic atmosphere that produces combustible gases, including carbon monoxide, hydrogen and methane. These gases must be flared off or treated in a secondary combustion chamber. Particulate removal equipment such as fabric filters or wet scrubbers would also be required. The use of a pyrolysis system has not been commercialized as a method for converting infectious medical waste.

•	RADIATION. Electron beam technology creates ionized radiation, damaging cells of microorganisms. Workers must be protected with shields and remain in areas secured from the radiation.

•
CHEMICAL TECHNOLOGIES. Disinfecting chemical agents that integrate shredding and mixing to ensure adequate exposure are used by a variety of competitors. Chlorine based chemicals, using sodium hypochlorite and chlorine dioxide, are somewhat controversial as to their environmental effects and their impact on wastewater. Non-chloride technologies are varied and include parasitic acid, ozone gas, lime based dry powder, acid and metal catalysts as well as alkaline hydrolysis technology used for tissue and animal waste.

Among the Company’s competitors are Stericycle, Inc., San-I-Pak, Tempico Inc., Bondtech Corporation and Red Bag Solutions, Inc.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Generally, access to raw materials and third party fabricators for the MedClean® Systems is available from multiple sources that allow the Company flexibility of choice.

The various equipment components of the systems are supplied by the following principal suppliers:

•	Autoclave:	SteelCraft Industries Limited
•	Shredder:	Weima America Corporation
•	Aluminum QuietCarts®:	Specialty Metal Products, Inc.
•	Cart liners:	MPF, Inc.

The hardware for the control panel are stock items that may be purchased from any number of distributors for such manufacturers as Square D, Siemens Corporation, Magnatrol and Cutler Hammer. The software for the control panel is a proprietary property of the Company.

Company Partnerships

During the past year, the Company has focused significant time and effort on developing partnerships with organizations that provide outsourced, non-clinical managed services to hospitals.  These organizations often have long term relationships with hospitals being targeted by the Company.  The company is a member of MedAssets, MedAssets provides services to improve healthcare providers’ operating margins and cash flow delivering the potential to increase a typical health systems’ net patient revenue by 1-3% and decrease supply expense by 3-10%.  There are no contracted volume minimums or maximums as part of the MedAssets relationship. The Company continues to have informal relationships with several other key market players.  These relationships change from time to time.

Employees

As of July 1, 2010, the Company had 7 full time employees, two full time consultants and three contracted sales agents.  The Company utilizes third party contractors (7 to 10 different organizations) for certain service engagements as well as for sales lead generation (up to 12 to 14 external sales representatives).  We believe through our formal and informal agreements the Company is well positioned to manage future business requirements.

Properties

The Company presently leases approximately 11,856 square feet of combined office and warehouse space on the upper level of a building at 3 Trowbridge Drive, Bethel, CT 06801 for a term of ten (10) years under a lease agreement, dated February 3, 2006. At our option, the term of lease may be renewed for an additional five (5) years. Base rent is set at the rate of $8,151 per month with annual increases of 3% commencing after the second year. Additional rent would be charged on a “triple net” basis for taxes, insurance and utilities.

On November 1, 2008, the Company began leasing the remaining 11,834 sq ft of space at 3 Trowbridge Drive, Bethel, CT. The lease is a triple net lease commencing November 1, 2008 and terminating October 31, 2011. The base rent for the first year is $5.50 per sq. ft. with 3% increases for each of the following two years. The additional space will be used to assemble our systems.

On November 1, 2008, the Company commenced leasing a four office suite in Scotch Plains, NY for $3,710 per month for 12 twelve months.  On October 31, 2009, the Company terminated this lease.

MANAGEMENT

Executive Officers and Directors

As of July 1, 2010, the directors and executive officers of the Company were as follows:

Scott Grisanti	47	Director, Chairman
Joseph A. Esposito	57	Director
David J. Laky	45	President and Chief Executive Officer
Cheryl Kaine Sadowski	42	Chief Financial Officer and Treasurer
Jay S. Bendis	63	Director
Elan Gandsman	68	Director
Ronald A. LaMorte	72	Director
Kenneth L. Londoner	41	Director

Following is a brief summary of the background and experience of each director and executive officers of MCLN:

Mr. Grisanti was elected as a director and as President and Chief Executive Officer of MCLN on September 2, 2008. Effective as of November 9, 2009, Mr. Grisanti’s employment agreement was terminated without cause by mutual consent of the Company and Mr. Grisanti. Also effective November 9, 2009, Mr. Grisanti was appointed as Chairman of the Company. Prior to joining the Company, Mr. Grisanti was the Executive Vice President of Sales, Marketing and Services at Primavera Systems, Inc., a leading provider of program and portfolio management application software and services solutions used to manage large capital projects in targeted market segments. Prior to joining Primavera, Grisanti served as Executive Vice President and Chief Marketing Officer for eResearchTechnology, Inc., a leading provider of technology and services for the new drug development industry. Previously, Grisanti served in an executive sales management capacity at supply chain execution application solution providers ClearCross, Inc. and Optum, Inc. He received his bachelor degree in English and Journalism from Rutgers University, where he was elected to Phi Beta Kappa.

Mr. Grisanti owns, beneficially and of record, 20,000,000 shares with options and warrants to purchase currently an additional 142,000,000 shares of Common Stock at $0.004 per share and additional 10,000,000 shares of Common Stock at $0.0075 per share.

Mr. Esposito was elected as a director and as Chairman of the board of directors effective August 4, 2008. Effective as of November 9, 2009, Mr. Esposito resigned as Chairman of the Company but remains as a director of the Company. Mr. Esposito’s consulting agreement dated August 27, 2007, pursuant to which he acts as corporate and business development advisor to the Company was extended for an additional three-year period. For the past two years Mr. Esposito has been providing strategic advisory services to growth companies including several of the portfolio companies at Insight Venture Partners, a private equity firm with more than $1.5 billion under management. Prior to this he was President and CEO of eResearch Technology, Inc., a leading provider of technology and services to collect, process, and distribute cardiac safety and clinical data for companies in the life sciences industry.

By the terms of his consulting agreement, Mr. Esposito will serve for a term continuing until August 4, 2011. Mr. Esposito’s consulting agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Mr. Esposito owns, beneficially and of record, 28,900,000 shares with options and warrants to purchase currently an additional 124,000,000 shares of Common Stock at $0.004 per share and additional 5,538,500 shares of Common Stock at $0.0075 per share.

Mr. Laky was appointed to the positions of President and Chief Executive Officer of the Company effective November 9, 2009. Prior to such appointment Mr. Laky was the Company’s Senior Vice President of Client Services and Technology since September 2008. Mr. Laky joined the Company from eResearchTechnology, Inc. where from 2005 to 2008 he was General Manager & Vice President of eClinical Group. He served eRT as VP of Professional Services from 1999 to 2005.

By the terms of his employment agreement, Mr. Laky serves in an at will capacity. Mr. Laky’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Mr. Laky owns, beneficially and of record, 10,000 shares of Common Stock with options to purchase currently 54,000,000 shares of Common Stock at $0.004 per share and 8,987,059 shares of Common Stock at $0.00844 per share.

Ms. Sadowski was appointed to the positions of Chief Financial Officer of the Company effective August 4, 2009. Prior to such appointment Ms. Sadowski was the Company’s Vice-President and Controller since October 2008. From February 1994 until October 2008 she held several positions at eResearchTechnology, Inc. in Bridgewater, New Jersey, including Vice President, Business Management and Senior Director, Business Management, where she was responsible for budgeting, forecasting, financial systems and analysis for the Professional Services, Project Management, Customer Care, Research & Development, IT and Cardiac Safety Divisions.  She also handled the facilities management and administration for the Bridgewater office.

By the terms of her employment agreement, Ms. Sadowski serves in an at will capacity. Ms. Sadowski’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Ms. Sadowski owns, beneficially and of record, options to purchase currently 52,666,666 shares of Common Stock at $0.004 per share and 8,987,059 shares of Common Stock at $0.00844 per share.

Mr. Bendis has been President of Transfer Technology Consultants during the past 15 years specializing in transferring new biotech product concepts from design to commercialization. From 2005 to 2008 he was President and CEO of Clinical Analysis Corp., which has developed a hand-held diagnostic system for patient point-of-care testing.  He was Managing Partner in the Crystal Corridor Group which worked with Kent State University’s Liquid Crystal Institute in facilitating liquid crystal technology from 2000 to 2005. He was Executive Vice President of American BioMedica Corp which develops and markets on-site drugs of abuse diagnostic kits from 1995 to 2000. He was President and Co-founder of Emerging Technology Systems which is a research and development company in the diabetic markets from 1993 to 1999. His prior management positions had been with XANAR Laser Corp, a division of Johnson & Johnson as the National Sales Manager and IVAC Corp a division of Eli Lilly as Sales and Marketing Manager.  He has also served as a member of the Edison BioTechnology Center Advisory Council for the State of Ohio and serves on the Boards of several private companies.

Mr. Bendis owns 269,250 shares held of record and options to purchase 4,950,000 shares at an exercise price of $0.004 per share and 7,500,000 shares of Common Stock at $0.028 per share.

Dr. Gandsman has since 1993 been Director of Environmental Health and Safety at Yale University in New Haven, Connecticut. He holds a BS degree in physics and math from the University of Buenos Aires, and MSc and PhD degrees in physics from Tel Aviv University.

Mr. Gandsman owns options to purchase currently 4,950,000 shares of the Company’s Common Stock at an exercise price of $0.004 per share and 5,000,000 shares of Common Stock at $0.028 per share.

Mr. LaMorte is a Certified Public Accountant. During the period from 1999 through 2003, and for several years prior thereto, he had been a Managing Principal of Dworken, Hillman, LaMorte & Sterczala, a public accounting firm in Shelton, Connecticut. He retired from the firm in December 2003. Mr. LaMorte holds a BS degree from the University of Connecticut.

Mr. LaMorte owns options to purchase currently 4,950,000 shares of the Company’s Common Stock at an exercise price of $0.004 per share and 5,000,000 shares of Common Stock at $0.028 per share.

Mr. Londoner has served as the head of Business Development and Corporate Finance for NewCardio, Inc. (OTC BB: NWCI), a cardiac diagnostic and services company since November 2006. Previously, he was Co-Founder and Executive Vice President of Safe Ports, LLC and its wholly-owned subsidiary, Carolina Linkages, Inc., a Charleston, S.C.-based port security services and intermodal transportation infrastructure development company since July 2005. From February 1997 until July 2005 he was the founder, CEO and General Partner of Red Coat Capital Management, a U.S. equity long/short hedge fund. From June 1991 until February 1997 he was a Vice President and Investment Officer for J. & W. Seligman & Co. He began his professional career as a mutual fund accountant for State Street Bank and Trust, Inc. in Boston in September 1989. Mr. Londoner received a BA Economics from Layfayette College, Easton, PA and a MBA Finance from New York University, New York, NY.

Mr. Londoner owns, beneficially and of record, 1,650,000 shares, a warrant issued August 4, 2008 to purchase 800,000 shares of common stock at an exercise price of $0.0075 per share, an option to purchase 4,000,000 shares at an exercise price of $0.004 per share and 5,000,000 shares of Common Stock at $0.028 per share.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee reviews with our independent public accountants the scope and timing of the accountants’ audit services and any other services they are asked to perform, their report on our financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls.  In addition, the Audit Committee reviews the independence of the independent public accountants and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.  Mr. LaMorte serves as a member of the committee and acts as its “audit committee financial expert” as that term is used in Item 407 of Regulation S-K (17 CFR 229.407) and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2009.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company.  The Compensation Committee did not meet during the fiscal year ended December 31, 2009.

The Nominating Committee reviews and recommends to the Board of Directors nominees for the position of director for the Board of Directors.  The Nominating Committee did not meet during the fiscal year ended December 31, 2009 and in the interim to June 29, 2010.

Director Compensation

The following table sets forth the aggregate cash and other compensation paid by the Company to its independent directors for the year ended December 31, 2009 and in the interim to June 29, 2010.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($) (a)(b)
Jay Bendis	3,250	-	233,184
Elan Gandsman	3,250	-	159,437
Ronald LaMorte	3,250	-	159,437
Kenneth Londoner	3,250	-	159,437

Directors also receive customary reimbursement for out-of-pocket expenses. Payments are made on quarterly basis.

(a)	In 2009, we issued 4,000,000 options to purchase our common stock at $0.004 to Bendis, Gandsman, LaMorte and Londoner.

(b)	In 2010, we issued 7,500,000 options to purchase our common stock at $0.028 to Bendis and 5,000,000 options to purchase our common stock at $.028 to Gandsman, LaMorte and Londoner.

Executive Compensation

The following table sets forth all compensation we awarded or paid to all individuals serving as our chief executive officer and those individuals who received compensation in excess of $100,000 per year for the fiscal year ended December 31, 2009 (collectively, the “Named Executives”). Summary compensation is for the three fiscal years ended December 31, 2009:

				Other	Option
Name and Principal		Salary	Bonus	Compensation	Awards	Total
Position	Year	($)	($)	($)	($)	($)
Scott Grisanti (1)	2009	$108,462	$-	$6,252	$345,728	$460,442
former President, Chief	2008	$92,308	$-	$2,954	$328,460	$423,722
Executive Officer	2007	$-	$-	$-	$-	$-

Damien Tanaka (2)	2009	$138,000	$-	$10,571	$104,510	$253,081
former Chief Development	2008	$253,077	$-	$39,998	$216,080	$509,155
Officer	2007	$250,000	$-	$38,928	$-	$288,928

Kevin Dunphy (3)	2009	$63,269	$-	$6,547	$35,832	$105,648
former Chief Financial Officer	2008	$161,538	$-	$19,674	$108,040	$289,252
	2007	$150,000	$-	$23,337	$-	$173,337

David J. Laky (4)	2009	$94,399	$-	$5,003	$297,586	$396,928
President/Chief Executive	2008	$-	$-	$-	$1,048,884	$1,048,884
Officer	2007	$-	$-	$-	$-	$-

Cheryl Sadowski (5)	2009	$78,216	$-	$5,003	$297,586	$380,805
Chief Financial Officer	2008	$-	$-	$-	$770,428	$770,428
	2007	$-	$	$-	$-	$-

(1)
Effective September 2, 2008 the Company and Mr. Grisanti entered into a three-year employment agreement, which provided that he would act as President and Chief Executive Officer of the Company and Aduromed at a minimum annual base salary of $300,000.00, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 60% of his base salary.  Effective as of November 9, 2009, Mr. Grisanti’s employment agreement was terminated without cause by mutual consent of the Company and Mr. Grisanti.

In 2008, Mr Grisanti was awarded 16,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Grisanti was awarded 110,000,000 options to purchase the Company’s common stock at $0.004 for five years.

For the years 2009 and 2008, includes perquisites for the use of a motor vehicle amounting to $6,252 and $2,954 respectively.

(2)
The Company had a five-year employment agreement with Mr. Tanaka, dated September 30, 2005, which provided that he would act as President and Chief Executive Officer of the Company and Aduromed at a minimum annual base salary of $250,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 100% of his base salary. Effective September 2, 2008 the Company and Mr. Tanaka entered into a three-year employment agreement, which provided that he would act as Chief Development Officer of the Company and Aduromed at a minimum annual base salary of $260,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 25% of his base salary. Mr. Tanaka retired as Chief Development Officer of the Company and Aduromed and as a director of the Company and Aduromed effective December 31, 2008. The Company has agreed to pay Mr. Tanaka his base salary and certain benefits through December 31, 2009.

In 2008, Mr. Tanaka was awarded 10,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Tanaka was awarded 35,000,000 options to purchase the Company’s common stock at $0.004 for five years.

For the years 2009 and 2008, includes perquisites covering supplemental term life insurance amounting to $2,070 and $8,279, use of a motor vehicle $3,044.52 and $2,872, disability benefits amounting to $5,457 and $20,701 and club membership amounting to $0 and $8,146 respectively. Mr. Tanaka did not receive any separate compensation for acting as a director of the Company or Aduromed.

(3)
The Company had a five-year employment agreement with Mr. Dunphy, dated September 30, 2005, which provided that he would act as Chief Financial Officer of the Company and Aduromed at a minimum annual base salary of $150,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 100% of his base salary. Effective August 4, 2008 the Company and Mr. Dunphy entered into a one-year employment agreement, which provided that he would act as Chief Financial Officer of the Company and Aduromed at a minimum annual base salary of $175,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 25% of his base salary. Effective as of August 4, 2009 Mr. Dunphy’s employment agreement was not renewed.

In 2008, Mr. Dunphy was awarded 5,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Dunphy was awarded 12,000,000 options to purchase the Company’s common stock at $0.004 for five years.

 For the years 2009 and 2008, includes perquisites covering supplemental term life insurance amounting to $735 and $2,858 , use of a motor vehicle amounting to $2,603 and $940, disability benefits amounting to $3,208.49 and $11,444 and club membership amounting to $,0 and $4,432 respectively. Mr. Dunphy did not receive any separate compensation for acting as a director of the Company or Aduromed.

(4)
Mr. Laky was appointed to the positions of President and Chief Executive Officer of the Company effective November 9, 2009. Prior to such appointment Mr. Laky was the Company’s Senior Vice President of Client Services and Technology since September 2008.

By the terms of his employment agreement, Mr. Laky serves in an at will capacity. Mr. Laky’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

In 2008, Mr. Laky was awarded 6,000,000 options to purchase the Company’s common stock at $0.018 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Laky was awarded 50,000,000 options to purchase the Company’s common stock at $0.004 for five years and 26,961,178 options to purchase the Company’s common stock at $.00844 for five years.

(5)
Ms. Sadowski was appointed to the positions of Chief Financial Officer of the Company effective August 4, 2009. Prior to such appointment Ms. Sadowski was the Company’s Vice-President and Controller since October 2008.

By the terms of her employment agreement, Ms. Sadowski serves in an at will capacity. Ms. Sadowski’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

In 2008, Ms. Sadowski was awarded 4,000,000 options to purchase the Company’s common stock at $0.020 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Ms. Sadowski was awarded 50,000,000 options to purchase the Company’s common stock at $0.004 for five years and 26,961,178 options to purchase the Company’s common stock at $.00844 for five years.

The dollar amount of the option awards reflects the full fair value of the grant at the date of issuance and is recognized for financial statement reporting purposes with respect to each fiscal year over the vesting terms in accordance with ASC 718-10.

We do not have any annuity, retirement, pension or deferred compensation plan or other arrangements under which any executive officers are entitled to participate without similar participation by other employees.

	Option Awards
A	B	C	D	E	F	G
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
S. Grisanti	8/4/2008	16,000,000	-		$0.004	8/1/2015
	5/1/2009	110,000,000	-		$0.004	5/1/2014
Total		126,000,000	-
D. Tanaka
	8/4/2008	10,000,000	-		$.0.004	12/31/2013
	5/1/2009	35,000,000				5/1/2014
Total		45,000,000	-
K. Dunphy	8/4/2008	5,000,000	-		$0.004	8/4/2013
	5/1/2009	12,000,000	-		$0.004	5/1/2014
Total		17,000,000	-
David J Laky	8/4/2008	4,000,000	2,000,000		$0.004	8/4/2016
	5/1/2009	50,000,000	-		$0.004	5/1/2014
	11/11/2009	8,987,059	17,974,119		$.00844	11/11/2016
Total		62,997,059	19,974,119
Cheryl Sadowski	10/31/2008	2,666,666	1,333,334		$0.004	10/31/2016
	5/1/2009	50,000,000			$0.004	5/1/2014
	11/11/2009	8,987,059	17,974,119		$.00844	11/11/2016
Total		61,653,725	19,307,453

Note: the Company has no stock award program

SECURITY OWNERSHIP

The following tables and footnotes set forth as of July 1, 2010, the number and percentage of the outstanding shares of Common Stock, on a fully diluted basis, which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of MCLN, (ii) each executive officer, (iii) all current directors and executive officers of MCLN as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Beneficial Owners of More than 5% of Each Class of MCLN’s Voting Securities
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class
Common Stock	Manatuck Hill Partners, LLC(1) 1465 Post Road East Westport, CT 06880	126,865,866	8.63%

Common Stock	Joseph Esposito(2) 3 Trowbridge Drive Bethel, CT 06801	159,058,500	10.82%

Common Stock	Scott Grisanti(3) 3 Trowbridge Drive Bethel, CT 06801	172,000,000	11.70%

(1)	Consists of (i) 92,698,644 shares owned of record, and (ii) 34,167,221 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share.

(2)
Consists of (i) 8,900,000 shares of record owned by E4 LLC, which is controlled by Mr. Esposito, (ii) 20,000,000 shares of record owned by Mr. Esposito’s IRA account, (iii) 12,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.004 per share, (iv) 620,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.0075 per share, (v) 5,538,500 shares issuable upon exercise of warrants held by Mr. Esposito’s IRA account at an exercise price of $0.0075 per share, (vi) 12,000,000 shares issuable upon exercise of options held by Mr. Esposito at an exercise price of $0.004 per share, and (vii)  100,000,000 shares issuable upon exercise of options held by E4 LLC at an exercise price of $0.004 per share.

(3)
Consists of (i) 20,000,000 shares owned of record, (ii) 10,000,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 16,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v) 110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.

Security Ownership of Management (Directors and Executive Officers)
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class
Common Stock	Joseph Esposito(1) 3 Trowbridge Drive Bethel,CT 06801	159,058,500	22.45%

Common Stock	Scott Grisanti(2) 3 Trowbridge Drive Bethel, CT 06801	172,000,000	24.28%

Common Stock	David Laky, 3 Trowbridge Drive (3) Bethel, CT06801	62,997,059	8.89%

Common Stock	Cheryl Kaine Sadowski (4) 3 Trowbridge Drive Bethel, CT 06801	61,653,725	8.70%

Common Stock	Jay S. Bendis (5) 71 Springcrest Drive Akron, OH 44333	12,719,250	1.72%

Common Stock	Ronald A. LaMorte (6) 336 Haystack Hill Road Orange, CT 06470	9,950,000	1.40%

Common Stock	Elan Gandsman (7) 135 College Street New Haven, CT 06510	9,950,000	1.40%

Common Stock	Kenneth Londoner (8) 10 Red Coat Road Westport, CT 06880	11,250,000	1.59%

Common Stock	All Directors and Executive Officers as a Group	499,078,534	70.45%

(1)
Consists of (i) 8,900,000 shares of record owned by E4 LLC, which is controlled by Mr. Esposito, (ii) 20,000,000 shares of record owned by Mr. Esposito’s IRA account, (iii) 12,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.004 per share, (iv) 620,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.0075 per share, (v) 5,538,500 shares issuable upon exercise of warrants held by Mr. Esposito’s IRA account at an exercise price of $0.0075 per share, (vi) 12,000,000 shares issuable upon exercise of options held by Mr. Esposito at an exercise price of $0.004 per share, and (vii)  100,000,000 shares issuable upon exercise of options held by E4 LLC at an exercise price of $0.004 per share.

(2)
Consists of (i) 20,000,000 shares owned of record, (ii) 10,000,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 16,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v) 110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.

(3)
Consists of (i) 10,000 shares of record, (ii) 54,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share, and (iii) 8,987,059 shares issuable upon exercise of options held at an exercise price of $0.00844 per share.

(4)
Consists of (i) 52,666,666 shares issuable upon exercise of options held at an exercise price of $0.004 per share, and (ii) 8,987,059 shares issuable upon exercise of options held at an exercise price of $0.00844 per share.

(5)
Consists of (i) 269,250 shares held of record and (ii) 4,950,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (iii) 7,500,000 shares issuable upon exercise of options at an exercise price of $.028.

(6)	Consists of 4,950,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (ii) 5,000,000 shares issuable upon exercise of options at an exercise price of $.028.

(7)	Consists of 4,950,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (ii) 5,000,000 shares issuable upon exercise of options at an exercise price of $.028.

(8)
Consists of (i) 1,650,000 shares held of record (ii) 800,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share, (iii) 4,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (iv) 5,000,000 shares issuable upon exercise of options at an exercise price of $.028.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2009 the following directors of the Company were “independent” in accordance with standards applied by the NASDAQ: Jay Bendis, Elan Gandsman, Ronald A. LaMorte, and Kenneth Londoner. All members of the Compensation Committee and the Nominating Committee are independent in accordance with standards applied by the NASDAQ. NASDAQ further requires that members of the Audit Committee satisfy the standards for independence set forth in the Sarbanes-Oxley Act of 2002 (“SOX”). All members of the Audit Committee were independent pursuant to the standards for independence set forth in SOX during 2009.

For each director identified as independent above, there were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) that were considered by the board of directors under the applicable independence definitions in determining that the director is independent.

Mr. Joseph Esposito was elected as Chairman of the Board of Directors of the Company and the Company’s former subsidiary, Aduromed Corporation, effective August 4, 2008. Effective November 9, 2009 Mr. Esposito resigned as Chairman of the Company but remains as a director of the Company. In August 2007 Mr. Esposito, through his wholly owned company, E4 LLC, entered into a twelve month business consulting agreement with the Company. As compensation pursuant to such agreement Mr. Esposito received 7,500 shares of the Company’s common stock per month for twelve months, and $8,500 per month for twelve months. Effective August 4, 2008 Mr. Esposito, through E4 LLC, entered into a new three year business consulting agreement with the Company. As compensation pursuant to the new agreement, Mr. Esposito receives $72,000 per quarter, payable quarterly in advance. In addition, Mr. Esposito received (i) a common stock purchase warrant to purchase 12,000,000 shares of Company common stock at an exercise price of $0.025 per share, exercisable for five years, and (ii) an option to purchase 12,000,000 shares of Company common stock at an exercise price of $0.025 per share, which option vested immediately with respect to 4,000,000 shares, vests with respect to an additional 4,000,000 shares on August 4, 2009 and the remaining 4,000,000 shares on August 4, 2010.  Effective May 1, 2009, in return for making certain consultancy fee concessions for the period May 1, 2009 through December 31, 2009, Mr. Esposito, through E4 LLC, received an option to purchase 100,000,000 shares of common stock at an exercise price of $0.004 per share and had the options and warrants described in the foregoing sentence re-priced by the board of directors of the Company to $0.004 per share.

Any future transactions or loans between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of disinterested directors.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 3,500,000,000 shares of Common Stock par value $0.0001 per share (the “Common Stock”), and 60,000,000 shares of preferred stock par value $0.0001 per share. As of July 1, 2010, there were issued and outstanding:

•	708,612,533 shares of Common Stock;

•
Warrants issued originally by Aduromed which were converted to warrants of the Company and warrants of the Company issued to various parties including employees of the Company for the purchase of 32,340,389 shares of Common Stock at prices varying from $0.004 to $0.55710 per share through various dates the latest of which is August 4, 2013.

•
Warrants for the purchase of 28,000,000 shares issued in connection with new capital raised or existing capital converted under the Master Restructuring Agreement at a price of $0.025 per share through August 4, 2013.

•
Warrants for the purchase of 76,971,031 shares issued in connection with new capital raised or existing capital converted under the Master Restructuring Agreement at a price of $0.0075 per share through August 4, 2013.

•
Options issued originally by Aduromed which were converted to options of the Company and options of the Company issued to various parties including employees and directors of the Company for the purchase of 644,502,188 shares of Common Stock at prices varying from $0.004 to $0.55 per share through various dates the latest of which is November 16, 2016.

Common Stock

Holders of the Company’s Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. No dividends have ever been declared by the Board of Directors on the Common Stock. Holders of the Company’s Common Stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders with the result that if the holders of more than 50% of the shares of Common Stock, voted they could elect all of the directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the liquidation, dissolution or winding up of the Company, the assets, if any, legally available for distribution to stockholders, are distributable ratably among the holders of the Common Stock after payment of all classes or series of the Company’s preferred stock. All outstanding shares of the Common Stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of the Common Stock are subject to the preferential rights of all classes or series of preferred stock currently outstanding or issued in the future.

Preferred Stock

The board of directors of the Company has the authority, without further action by the stockholders, to issue from time to time, the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of the Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock. Additionally, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.

SELLING SECURITY HOLDERS

The selling securities holders (the ‘‘Selling Holders’’) are comprised of: (i) individuals and entities who beneficially own shares of Common Stock, options or warrants received upon the Merger in exchange for their shares of common stock, options or warrants of Aduromed, (ii) members of the Preferred Holders that beneficially own Common Stock converted from Series A and B Preferred Stock or otherwise received in connection with the Master Restructuring Agreement; (iii) members of the Preferred Holders who beneficially own Common Stock Purchase Warrants, and (iv) individuals and entities that beneficially own Placement Agent’s Warrants.

The following table sets forth, as of December 7, 2009 information with regard to the ownership of our Common Stock, options, warrants, Investor Warrants, and Placement Agent Warrants, of each of the Selling Holders. The term ‘‘Selling Holders’’ includes the holders listed below and their respective transferees, assignees, pledges, donees and other successors.

There are no compensation fees payable under financing agreements with selling holders, including future transactions.

Because the Selling Holders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Holders after such offering can be provided and the following table has been prepared on the assumption that all securities offered under this Prospectus will be sold.

	Shares	Percent		Amount	Percent
	Beneficially	Beneficially	Shares	Beneficially	Beneficially
	Owned Prior	Owned Before	To be	Owned After	Owned After
Name (1)	to Offering (2)	Offering	Offered	Offering (3)	Offering
Ralph Toro (4)	893,481	*	893,481	—	*
Delphinian Quest Advisors, L.L.C (5)	165,329	*	165,329	—	*
Rob Meyer (6)	359,000	*	359,000	—	*
John Meyer (7)	359,000	*	359,000	—	*
Christopher J. & Jill L. Winners (JTWROS) (8)	718,000	*	718,000	—	*
Pequot Diversified Master Fund, Ltd. (9)	233,601	*	233,601	—	*
Premium Series PCC Limited Cell 33 (10)	362,694	*	362,694	—	*
Kuhns Brothers, Inc. (11)	436,468	*	436,468	—	*
John Starr (12)	872,937	*	872,937	—	*
John Kuhns (13)	219,777	*	219,777	—	*
Paul Kuhns (14)	39,679	*	39,679	—	*
Mary Fellows (15)	108,235	*	108,235	—	*
Jay Gutterman (16)	72,304	*	72,304	—	*
Sam Schoen (17)	198,395	*	198,395	—	*
Robert Drak (18)	36,152	*	36,152	—	*
Vernon Oberholtzer (19)	55,110	*	55,110	—	*

Total Shares	5,130,162	100%	5,130,162

*	Indicates less than 1%.

(1)
Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Beneficial ownership includes all shares a holder owns directly or may acquire through options and warrants exercisable within sixty days. Unless otherwise indicated in the footnotes to this table, the term of all warrants and options is five years from the date of issuance.

(3)	Assumes the sale of all shares offered hereby.

(4)	Includes 893,481 shares issuable upon exercise of options at an exercise price of $0.004 per share. Mr. Toro is currently the Director of Technical Services of MTI.

(5)	Consists of 165,329 shares issuable upon conversion of Placement Agent Warrants, issued in January, 2006, at an exercise price of $0.37883 per share.

(6)
Consists of 359,000 shares issuable upon exercise of warrants at an exercise price of $0.5571 per share. Rob Meyer is the brother of John Meyer. Each of them disclaims any beneficial ownership in the shares of the other.

(7)	Consists of 359,000 shares issuable upon exercise of warrants at an exercise price of $0.5571 per share.

(8)	Consists of 718,000 shares issuable upon exercise of warrants at an exercise price of $0.5571 per share.

(9)	Consists of 233,601 shares issuable upon exercise of Common Stock Purchase Warrants at an exercise price of $0.0075 per share.

(10)	Consists of 362,694 shares issuable upon exercise of Common Stock Purchase Warrants at an exercise price of $0.0075 per share.

(11)	Consists of 436,468 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(12)	Consists of 872,937 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(13)	Consists of 219,777 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(14)	Consists of 39,679 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(15)	Consists of 108,235 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(16)	Consists of 72,304 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(17)	Consists of 198,395 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(18)	Consists of 36,152 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

(19)	Includes 55,110 shares issuable upon conversion of Placement Agent Warrants at an exercise price of $0.37883 per share.

The persons listed in footnotes (12) – (20) above acquired their securities (i.e. Placement Agents Warrants) as affiliates of Kuhns Brothers, Inc. which had received them as part of the consideration paid to it for assisting in obtaining the financing from the Investors Group. By agreement with the Company these were ‘‘restricted’’ securities within the meaning of Rule 144 of the Securities Act, and were not acquired to the knowledge of the Company under any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their acquisition.

Except for Kuhns Brothers, Inc. and its affiliates, none of the foregoing Selling Holders is known by the Company to be a broker-dealer or a broker-dealer affiliate.

The selling holders that are affiliates of Kuhns Brothers, Inc. within the meaning of the Securities Act of 1933, are ‘‘underwriters’’ within the meaning of the Act.

Except for (i) the relationships between MTI and Aduromed with its officers, directors and employees arising from their serving in those capacities, and (ii) the Company’s agreements with the Investors Group discussed below under this section (“Selling Security Holders”), there are no continuing relationships between the Company and the selling holders.

There are no compensation fees payable under financing agreements with selling holders, including those payable as to future transactions.

Registration Rights Agreement

On January 20, 2006, the Company and Aduromed entered into a registration rights agreement with those entities comprising Investors Group (the ‘‘Purchasers’’), amending and restating a previous agreement between Aduromed and those entities (the ‘‘Registration Rights Agreement’’).

Piggyback Registration Rights

Should the Company propose to register any of its securities under the Securities Act using a registration statement form that may be used for registration of the Registrable Securities to registration statements, each Purchaser would be also entitled under the Registration Rights Agreement, for a period continuing until the earlier of January 19, 2011, and the date upon which such Purchaser shall have sold all its Registrable Securities, to require the Company to include all Registrable Securities the Purchaser may have requested for inclusion in the registration statement (a ‘‘Piggyback Registration’’).

The Piggyback Registration rights are subject to limitation upon that number of Registrable Securities that each Purchaser may include in the Piggyback Registration in the case of registration of a primary offering by the Company through underwriters to the extent the managing underwriter believes a secondary offering of Registrable Securities might materially and adversely effect the underwritten offering. In the event a managing underwriter should request a cutback in the requested inclusion of Registrable Securities such cutback will be imposed upon the requesting Purchasers on a prorated basis, with the right in any requesting Purchaser to withdraw its securities from the Piggyback Registration.

PLAN OF DISTRIBUTION

The Selling Holders (See ‘‘Selling Holders’’ below) may, from time to time, offer and sell the shares of Common Stock and the Common Stock Purchase Warrants included in this Prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. Alternatively, the Selling Holders may exercise these Warrants pursuant to an exemption from registration if one is available at the time, and offer and sell the underlying shares and any unexercised Warrants under this Prospectus. Once exercised, the shares of Common Stock underlying the Common Stock warrants may be sold pursuant to the terms of this Prospectus. The term ‘‘Selling Holders’’ includes pledgees, donees, transferees or other successors in interest selling shares that they acquired after the date of this Prospectus from the Selling Holders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this Prospectus from time to time to describe a specific plan of distribution.

Each Selling Holder may make these sales at prevailing market prices or at other negotiated prices. The Selling Holders may use any one or more of the following methods when selling securities covered by this Prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	to cover short sales;

•	broker-dealers may agree with the Selling Holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

 In connection with distributions of the shares or otherwise, the Selling Holders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•
enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to them of shares that this Prospectus offers, which the broker-dealer or financial institution may in turn resell pursuant to this Prospectus; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, the broker-dealer or financial institution may in turn resell pursuant to this Prospectus.

In addition, the Selling Holders may sell any shares that qualify for sale pursuant to Rule 144, rather than pursuant to this Prospectus. However, MTI’s “promoters” and their “affiliates” and their transferees, within the meaning of the Securities Act of 1933 (the “Act”) both before and after the Merger are “underwriters” within the meaning of the Act. Regardless of technical compliance with Rule 144 under the Act, because AII was a “shell” prior to the Merger, Rule 144 will be unavailable to its promoters and affiliates.

In effecting sales, broker-dealers or agents that the Selling Holders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders, in amounts that the parties may negotiate immediately prior to the sale. However, under the NASD rules and regulations, such broker-dealers may not receive a commission or discount in excess of 8% for the sale of any securities registered hereunder.

In offering securities that this Prospectus covers, the Selling Holders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Holders, may qualify as ‘‘underwriters’’ within the meaning of the Securities Act in connection with these sales. Any profits that the Selling Holders realize, and the compensation that they pay to any broker-dealer, may qualify as underwriting discounts and commissions.

In order to comply with the securities laws of some states, the Selling Holders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Holders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the Selling Holder complies with the exemption.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Holders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

Upon the Company being notified in writing by a Selling Holder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the number of shares that the Selling Holder is offering;

•	the terms of the offering, including the name of the Selling Holder and any underwriter, dealer or agent;

•	the purchase price paid by any participating broker-dealer or underwriter;

•	any discount, commission and other broker-dealer or underwriter compensation;

•	any discount, commission or concession allowed or reallowed or paid to any dealer;

•	the proposed selling price to the public;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and

•	other facts material to the transaction.

The Selling Holders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus. In addition, upon the Company being notified in writing by a Selling Holder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this Prospectus will be filed if then required in accordance with applicable securities law.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Holders against claims and losses due to material misstatements or omissions made by us (and not by the Selling Holders) in this Prospectus. Each of the Selling Holders has agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Holders against claims and losses due to material misstatements or omissions made by us (and not by the Selling Holders) in this Prospectus.

LEGAL MATTERS

Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, NJ, 07726, will pass upon the validity of the Common Stock being offered hereby.

EXPERTS

The financial statements for the Company for the fiscal years ended 2008 and 2009 have been audited by Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Commission at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the Commission, you may also obtain this information by visiting the Commission’s Internet website at http://www.sec.gov.

MEDCLEAN TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets
Cash	$464,872	$534,425
Accounts receivable, net of $15,589 allowance	175,913	144,117
Revenues in excess of billings	7,679	7,679
Inventory	793,686	815,634
Prepaid expenses	115,912	32,646
Total current assets:	1,558,062	1,534,501

Property, plant and equipment, net	194,631	212,801

Other assets
Deposits	32,808	32,808

Total assets	$1,785,501	1,780,110

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$429,283	$253,742
Payroll liabilities	426,478	401,408
Deferred revenue	155,057	236,500
Advances received	275,000	-
Billings in excess of revenue	618,673	657,673
Notes payable	217,572	214,647
Total current liabilities:	2,122,063	1,763,970

Stockholders’ (deficit) equity
Preferred stock, $0.0001 par value, 60,000,000 shares authorized, none issued outstanding
Common stock, $0.0001 par value; 3,500,000,000 shares authorized; 698,914,623 and
675,478,445 shares issued and outstanding as of March 31, 2010 and December 31, 2009,
respectively	69,891	67,548
Additional paid in capital	26,641,965	25,411,906
Accumulated deficit	(27,048,418)	(25,463,314)
Total stockholders’ (deficit) equity:	(336,562)	16,140

Total liabilities and stockholders’ (deficit) equity	$1,785,501	$1,780,110

See the accompanying notes to these unaudited condensed consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2010	2009
Revenues
Sales and service revenues	$268,867	$417,428

Cost of sales	165,453	273,072

Gross profit	103,414	144,356

Operating expenses
Salaries and wages	1,192,309	1,114,246
General and administrative expenses	471,165	443,134
Depreciation	22,353	23,110
Total operating expenses	1,685,827	1,580,490

Loss from operations	(1,582,413)	(1,436,134)

Other income and expenses
Interest and other income	234	906
Interest expense	(2,925)	(448,497)

Net Loss before income taxes	(1,585,104)	(1,883,725)

Provision for income taxes (benefit)	-	-

Net Loss	$(1,585,104)	$(1,883,725)

Loss per common share, basic and fully diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding, basic and fully diluted	683,811,787	561,542,968

See the accompanying notes to these unaudited condensed consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,585,104)	$(1,883,725)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	23,739	23,110
Fair value of common stock, options and warrants issued for services rendered	1,139,290	1,049,536
(Increase) decrease in:
Accounts receivable	(31,796)	(73,970)
Inventory	21,948	(218,317)
Prepaid expenses	(83,266)	(98,156)
Increase (decrease) in:
Accounts payable	178,466	(308,086)
Payroll liabilities	25,070	(49,617)
Deferred revenue	(81,443)	86,588
Billings in excess of revenue	(39,000)	386,428
Deposits payable	-	(386,428)
Net cash used in operating activities	(432,096)	(1,472,637)

Cash flows from investing activities:
Purchase of equipment	(5,569)	(23,309)
Net cash used in investing activities	(5,569)	(23,309)

Cash flows from financing activities:
Proceeds from exercise of warrants	93,112	-
Proceeds from lender advances	275,000	-
Net cash provided by financing activities	368,112	-

(Decrease) increase in cash and cash equivalents	(69,553)	(1,495,946)

Cash and cash equivalents, beginning of period	534,425	1,922,401

Cash and cash equivalents, end of period	$464,872	$426,455

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$588
Taxes	$-	$-

See the accompanying notes to these condensed consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements are as follows:

General

The accompanying unaudited condensed consolidated financial statements of MedClean Technologies, Inc. and subsidiaries, (“MedClean” or the “Company” or “MCLN”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Accordingly, the results from operations for the three-month period ended March 31, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.  The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2009 financial statements and footnotes thereto included in the Company’s Form 10-K filed with the SEC on March 3, 2010.

The consolidated financial statements as December 31, 2009 have been derived from the audited consolidated financial statements at that date but do not include all disclosures required by the accounting principles generally accepted in the United States of America.

Business and Basis of Presentation

On January 2, 2009, the Company merged its wholly owned subsidiary, Aduromed Corporation into Aduromed Industries Inc. and changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc.

MedClean is in the business of providing solutions for managing medical waste on site including designing, selling, installing and servicing on site (i.e. “ in-situ “) turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies. The MedClean Series System is offered in three configurations: Containerized System, Mobile System and the Fixed System (our traditional fixed installation).

Accounts Receivable

The Company assesses the realization of its receivables by performing ongoing credit evaluations of its customers’ financial condition. Through these evaluations, the Company may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The Company’s reserve requirements are based on the best facts available to the Company and are reevaluated and adjusted as additional information is received. The Company’s reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. Allowance for doubtful accounts for accounts and notes receivable was $15,589 as of March 31, 2010 and December 31, 2009.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company recognizes revenues upon completion of the system installation and customer acceptance.  Clients will be invoiced upon the following milestones, contract signing, delivery of components, and the completion and acceptance of installation and start-up.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The Company provides a one year warranty on the systems it installs. The Company also obtains a one year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At March 31, 2010 and December 31, 2009 the Company had $155,057 and $236,500 in deferred revenue from maintenance agreements.

Revenues from the sale of our mobile unit, accessories, repairs and replacement parts are recognized when shipped to the customer in accordance with a valid contract or order agreement. The contract or order agreement specifies delivery terms and pricing, and is considered to reasonably assure collection from the customer.

Revenues and cost from multi-year rental contracts on our mobile unit will be recognized ratably over the life of the rental contract.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At March 31, 2010 and December 31, 2009, the Company has cash balances on deposit in one account with a financial institution in excess of the federally insured limits.

Estimates

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation. These reclassifications had no effect on reported income or losses.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment information

Accounting Standards Codification (“ASC”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Control by principal stockholders

The directors, executive officers, participants and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Dependence on principal customer

For 2010 and going forward, the Company does not anticipate that the loss of any one customer will have a significant adverse impact on our business.

Fair Values

In the first quarter of fiscal year 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”).  ASC 820-10 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company’s financial position or operations. Refer to Footnote 7 for further discussion regarding fair valuation.

Stock based compensation

Effective for the year beginning January 1, 2006, the Company has adopted ASC subtopic 718-10, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in ASC 718-10.

As more fully described in Note 6 below, the Company granted equity based compensation over the years to employees of the Company under its equity plans.  The Company granted non-qualified stock options to purchase 22,500,000 and -0- shares of common stock during the three-month period ended March 31, 2010 and 2009, respectively, to employees and directors of the Company.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC subtopic 825-10 requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Derivative Liability

On April 1, 2010, subsequent to these financial statements, the Company issued a $600,000 Convertible Promissory Note that matures April 1, 2013. The Promissory Note bear a onetime interest charge at a rate of 6% and will be convertible into Company’s common stock at any time at a conversion rate of 70% of the lowest closing price in the 20 trading days previous to the conversion.

Therefore, in accordance with Accounting Standards Codification subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity (“ASC 815-40”) ,  on April 1, 2010,   the Company will be required to bifurcate the fair value of any identified embedded derivatives from the host contract and mark to market each reporting period. In addition, previously classified equity instruments such as non employee warrants and options will be required to be reclassified outside of equity and mark to market to fair value each reporting period.

Inventory

The Company maintains an inventory, which consists primarily of component parts, spare parts and disposable goods.  The average cost method is utilized in valuing the inventory, and is stated at the lower of cost or market.  The following table summarizes these assets as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Component & spare parts	$759,243	$767,325
Consumables	34,443	30,980
Advance payments		17,329
Total inventory	$793,686	$815,634

Property, plant and equipment

The Company has property, plant and equipment that consist of automobiles, computers and related accessories, and office furniture.  The depreciation is calculated using the straight line method over the life of the property.  All property has a useful life of 3 to 10 years.  The following table summarizes these assets as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Office Furniture	$170,094	$164,525
Computers and Accessories	208,802	208,801
Leasehold Improvements	135,380	135,380
	514,276	508,706
Accumulated Depreciation	319,645	295,905
	$194,631	$212,801

During the three-month periods ended March 31, 2010 and 2009, depreciation expense charged to operations was $23,739 and $23,110, respectively, of which $1,386 and $0 was included as part of cost of sales, respectively.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per common share

The net earnings (loss) per common share are computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Outstanding warrants and options for the three-month  periods ending March 31, 2010 and 2009 amounting to 666,162,460 and 49,201,769 respectively were not included in the calculation for net loss per common share because it would be antidilutive or exceeded the average market price of the Company’s common stock for period.

The numerator and denominator used in the basic and diluted earnings (loss) per share of common stock computations are presented in the following table:

	For the quarter ended March 31,
	2010	2009
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss per statement of operations	$(1,585,104)	$(1,883,725)

DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding	683,811,787	561,542,968

Basic and diluted EPS (LPS)	$(0.00)	$(0.00)

Recent accounting pronouncements

In February 2010 the FASB issued Update No. 2010-09 “Subsequent Events (Topic 855)” (“2010-09”). 2010-09 clarifies the interaction of Accounting Standards Codification 855 “Subsequent Events” (“Topic 855”) with guidance issued by the Securities and Exchange Commission (the “SEC”) as well as the intended breadth of the reissuance disclosure provision related to subsequent events found in paragraph 855-10-50-4 in Topic 855. This update is effective for annual or interim periods ending after June 29, 2010. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-06 “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements” (“2010-06”). 2010-06 requires new disclosures regarding significant transfers between Level 1 and Level 2 fair value measurements, and disclosures regarding purchases, sales, issuances and settlements, on a gross basis, for Level 3 fair value measurements. 2010-06 also calls for further disaggregation of all assets and liabilities based on line items shown in the statement of financial position. This amendment is effective for fiscal years beginning after December 15, 2010 and interim periods within those fiscal years. The Company is currently evaluating whether adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not believe this pronouncement will have any material impact on its financial position, results of operations or cash flows.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010 the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management, does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in any of its wholly-owned subsidiaries.

In January 2010 the FASB issued Update No. 2010-01 “Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”) an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to shareholders and their affect on the computation of earnings per shares. Management does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows.

NOTE 2 - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has available cash and cash equivalents of approximately $464,872 at March 31, 2010 which it intends to utilize for working capital purposes and to continue developing its business. To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business. Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. In the event the Company is unable to continue as a going concern it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 3 – CONTRACTS IN PROCESS

The Company entered into construction type contracts to furnish and install its systems in hospitals. There were four outstanding contracts at March 31, 2010 and December 31, 2009.  The following table summarizes these outstanding contracts:

Contract	Revenue		Amounts	Revenues in	Billings in excess
Amount	Recognized		Billed	excess of Billings	of Revenues
Outstanding contracts at March 31, 2010:
1,327,930	949,221		1,327,930	-	378,709
231,257	29,347		21,668	7,679	-
287,029	163,939		215,271	-	51,332
282,948	-		188,632	-	188,632
$2,129,164	1,142,507	(1)	$1,753,501	$7,679	$618,673

Outstanding contracts at December 31, 2009:
$1,327,930	$949,221		$1,327,930	$-	$378,709
231,257	29,347		21,668	7,679	-
287,029	163,939		215,271	-	51,332
282,948	-		188,632	-	188,632
78,000	-		39,000	-	39,000
$2,207,164	$1,142,507		$1,792,501	$7,679	$657,673

(1)	Revenue recognized in prior years on outstanding contracts.

NOTE 4 – NOTE PAYABLE

The Company’s outstanding unsecured note bears a 12% interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. As of March 31, 2010 and December 31, 2009 the balance due was $217,572 and $214,647 respectively.

NOTE 5 –ADVANCES

On March 31, 2010, the Company received advance partial proceeds from a convertible promissory note executed April 1, 2010.  See subsequent events footnote below.

NOTE 6 – CAPITAL STOCK

The Company is authorized to issue 3,500,000,000 shares of common stock, with a $0.0001 par value per share as of April 22, 2009 as approved by the majority of the Company stockholders. Prior to the April 22, 2009 share increase, the Company was authorized to issue 1,400,000,000 shares of common stock with a $0.0001 par value per share. In addition, the Company is authorized to issue 60,000,000 shares of preferred stock with a $0.0001 par value per share.

As of March 31, 2010 and December 31, 2009, the Company has 698,914,623 and 675,478,445 shares of common stock and no preferred stock issued and outstanding, respectively.

During the three month period ended March 31, 2010, the Company issued an aggregate of 6,200,000 shares of its common stock in exchange for services rendered.  The valuations of common stock issued for services were based on the value of the services rendered, which did not differ materially from the fair value of the common stock during the period the services were rendered.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 7 – WARRANTS AND OPTIONS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at March 31, 2010:

Exercise Price	Number Outstanding	Warrants Outstanding Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price	Number Exercisable	Warrants Exercisable Weighted Average Exercise Price
$0.0040	28,000,000	3.33	$0.0040	28,000,000	$0.0040
0.0075	78,971,031	3.34	0.0075	78,971,031	0.0075
0.0250	28,000,000	3.34	0.0250	28,000,000	0.0250
0.0900	600,000	296	0.0900	600,000	0.0900
0.2400	100,000	2.24	0.2400	100,000	0.2400
0.3788	2,204,386	0.81	0.3788	2,204,386	0.3788
0.5571	1,436,000	0.33	0.5571	1,436,000	0.5571
Total	139,311,417	3.27	$0.0172	139,311,417	$0.0172

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2008	414,576,110	$0.0265
Granted	167,419,113
Exercised	(90,260,439)
Canceled or expired	(334,838,226)
Outstanding at December 31, 2009	156,896,558	0.0212
Granted	-
Exercised	(17,585,141)	(0.0064)
Canceled or expired	-
Outstanding at March 31, 2010	139,311,417	$0.0172

During the three month period ended March 31, 2010, the Company issued an aggregate of 16,741,475 shares of common stock in exchange for the exercise of 17,585,138 warrants.  The exercise prices ranged from $0.004 to $0.0075 resulting in proceeds of $93.112. 5,433,966 warrants were exercised on a cashless basis.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Stock options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees and directors of the Company at March 31, 2010:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.00400	542,743,584	4.13	$0.00400	532,230,251	$0.00400
.000844	80,883,534	5.61	$0.00844	26,961,178	0.00844
0.028	22,500,000	4.79	0.028	22,500,000	0.028
Total	646,127,118	4.34	$0.00539	581,691,429	$0.00513

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of	Price
	Shares	Per Share
Outstanding at December 31, 2008:	78,358,950	$0.072
Granted	551,883,534	0.00467
Exercised	—
Canceled or expired	(5,515,666)
Outstanding at December 31, 2009:	624,726,818	$0.004
Granted	22,500,000	0.028
Exercised	(494,700)	(0.004)
Canceled or expired	(605,000)	(0.004)
Outstanding at March 31, 2010:	646,127,118	$0.00539

On January 14, 2010, the Company granted options to purchase 22,500,000 shares of the Company’s common stock to directors. The option grants as approved by the Compensation Committee were fully vested when issued and the exercise price is $0.028 per share for five years.

The fair value for these awards was estimated using the Black-Scholes option pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	363.22%
Risk-free interest rate	2.51%
Dividend yield	—%

The aggregate fair value of vesting options of $1,021,110 was charged to current period operations.

NOTE 8 — FAIR VALUE

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2010:

	March 31, 2010
	Carrying
Financial instruments	Amount	Fair Value
Cash and cash equivalents	$464,872	$464,872
Accounts receivable, net	175,913	175,913
Accounts payable and accrued liabilities	429,283	429,283
	$1,070,068	$1,070,068

For cash and cash equivalents, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the relative short maturity of those instruments.

The Company adopted the provisions of ASC 825-10 prospectively effective as of the beginning of Fiscal 2008.  For financial assets and liabilities included within the scope of ASC 825-10, the Company was required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our consolidated financial position or results of operations.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through May 14, 2010, a date that the financial statements were issued.

On April 1, 2010, subsequent to these financial statements, the Company issued a $600,000 Convertible Promissory Note that matures April 1, 2013. The Promissory Note bear a onetime interest charge at a rate of 6% and will be convertible into Company’s common stock at any time at a conversion rate of 70% of the lowest closing price in the 20 trading days previous to the conversion in exchange for $275,000 cash and a promissory note of $325,000 (net of payment of $275,000) bearing a onetime interest charge of 6.66%, due three years from date of issuance (April 1, 2013).

 MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 9 – SUBSEQUENT EVENTS (continued)

As a result of this transaction, the Company is required, effective April 1, 2010 to bifurcate the identified embedded derivative at the date of inception and mark to market each reporting period.  On April 1, 2010, subsequent to these financial statements, the Company recorded a noncash charge to operations of $271,283 representing the excess of derivative liabilities of $871,283 and the net face value of the promissory note of $600,000.

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

INDEX	PAGE

Report of Independent Registered Public Accounting Firm	F-16

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-27

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008	F-18

Consolidated Statements of Stockholders’ Equity (Deficit) for the two years ended December 31, 2009	F-19

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008	F-20

Notes to the Consolidated Financial Statements	F-21

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Audit Committee
Medclean Technologies, Inc.
Bethel, Connecticut

We have audited the consolidated balance sheets of Medclean Technologies, Inc. (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medclean Technologies, Inc. as of December 31, 2009 and 2008, and the results of its consolidated operations and its consolidated cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial recurring losses. This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
February 23, 2010

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008

ASSETS
Current assets
Cash	$534,425	$1,922,401
Accounts receivable, net of $15,589 and $23,081 allowance, respectively)	144,117	176,284
Revenues in excess of billings	7,679	7,679
Inventory	815,634	886,351
Prepaid expenses	32,646	24,925
Total current assets:	1,534,501	3,017,640

Property, plant and equipment, net	212,801	285,304

Other assets
Deposits	32,808	38,260

Total assets	$1,780,110	3,341,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$253,742	$653,785
Payroll liabilities	401,408	390,857
Deferred revenue	236,500	136,691
Customer deposits	-	386,428
Billings in excess of revenue	657,673	620,639
Notes payable	214,647	202,947
Total current liabilities:	1,763,970	2,391,347

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 60,000,000 shares authorized, none issued outstanding
Common stock, $0.0001 par value; 3,500,000,000 shares authorized; 675,478,445 and 561,542,968
shares issued and outstanding as of December 31, 2009 and 2008, respectively	67,548	56,154
Additional paid in capital	25,411,906	20,988,502
Accumulated deficit	(25,463,314)	(20,094,799)
Total stockholders’ equity:	16,140	949,857

Total liabilities and stockholders’ equity	$1,780,110	$3,341,204

See the accompanying notes to the consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Revenues
Contract revenues earned	$1,245,411	$737,476
Sales and service revenues	1,301,595	1,360,591
Total revenues	2,547,006	2,098,067

Cost of sales	1,265,564	1,708,248

Gross profit	1,281,442	389,819

Operating expenses
Salaries and wages	4,499,228	2,158,797
General and administrative expenses	2,058,834	2,846,712
Depreciation	79,068	71,435
Total operating expenses	6,637,130	5,076,944

Income (loss) from operations	(5,355,688)	(4,687,125)

Other income and expenses
Loss on sale of equipment	(850)	-
Interest and other income	1,047	49,585
Interest expense	(13,024)	(3,192,459)

Net Income (loss) before income taxes	(5,368,515)	(7,829,999)

Provision for income taxes (benefit)	-	-

Net income (loss)	$(5,368,515)	$(7,829,999)

Income (loss) per common share, basic and fully diluted	$(0.01)	$(0.03)

Weighted average common shares outstanding, basic and fully diluted	569,491,872	237,941,766

See the accompanying notes to the consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2009

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total
Balance, December 31, 2007	22,043,862	$2,204	21,665,306	$2,167	$9,363,671	$(12,054,800)	$(2,686,758)
Sale of common stock	-	-	303,297,456	30,330	4,915,670	-	4,946,000
Cost of insurance	-	-	-	-	(85,500)	-	(85,500)
Common stock issued in conversion of preferred stock and accrued dividends	(22,043,862)	(2,204)	35,343,118	3,534	1,072,683	-	1,074,013
Common stock issued in exchange for note payable	-	-	93,750,000	9,375	2,375,358	-	2,384,733
Common stock issued for services rendered	-	-	525,000	52	120,698	-	120,750
Common stock issued for services rendered	-	-	4,500,000	450	674,550	-	675,000
Common stock issued for services rendered	-	-	111,446	11	18,489	-	18,500
Common stock issued for services rendered	-	-	24,590	2	2,998	-	3,000
Common stock issued in exchange for restructuring of warrants	-	-	78,246,052	7,825	(7,825)	-	-
Fair value of warrants and vested options issued for services rendered	-	-	-	-	1,938,118	-	1,938,118
Common stock issued in exchange for liquidated damages	-	-	24,080,000	2,408	599,592	-	602,000
Preferred stock dividend	-	-	-	-	-	(210,000)	(210,000)
Net loss	-	-	-	-	-	(7,829,999)	(7,829,999)
Balance, December 31, 2008	-	-	561,542,968	56,154	20,988,502	(20,094,799)	949,857
Fair value of warrants and vested options issued for services rendered	-	-	-	-	3,264,179	-	3,264,179
Common stock issued in exchange for exercise of options and warrants	-	-	93,314,195	9,332	588,148	-	597,480
Common stock issued in connection with the sale of equity instruments	-	-	20,621,282	2,062	617,327	-	619,389
Fees paid in connection with the sale of equity instruments	-	-	-	-	(46,250)	-	(46,250)
Net loss	-	-	-	-	-	(5,368,515)	(5,368,515)
Balance, December 31, 2009	-	$-	675,478,445	$67,548	$25,411,906	$(25,463,314)	$16,140

See the accompanying notes to the consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(5,368,515)	$(7,829,999)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	96,308	86,272
Fair value of common stock, options and warrants issued for services rendered	3,264,179	1,938,118
Common stock issued for debt financing costs	-	1,130,841
Common stock issued for services rendered and interest	619,389	817,250
Bad debt write-off	-	23,081
Loss on disposal of fixed assets	850	25,139
(Increase) decrease in:
Accounts receivable	32,167	540,475
Revenues in excess of billings		(7,679)
Inventory	70,717	14,587
Prepaid expenses	(7,721)	30,425
Long term deposits	5,452	(20,272)
Increase (decrease) in:
Accounts payable	(388,343)	166,292
Payroll liabilities	10,551	360,948
Deferred revenue	99,809	(108,700)
Customer deposits	(386,428)	-
Billings in excess of revenue	37,034	(600,699)
Deposits payable	-	386,428
Net cash used in operating activities	(1,914,551)	(3,047,493)

Cash flows from investing activities:
Proceeds from sale of equipment	794	-
Purchase of equipment	(25,449)	(45,536)
Net cash used in investing activities	(24,655)	(45,536)

Cash flows from financing activities:
Proceeds from exercise of warrants	597,480	-
Proceeds from issuance of notes payable	-	650,000
Repayments of notes payable	-	(707,285)
Proceeds from sale of common stock	-	4,946,000
Cost of issuance of stock	(46,250)	(85,500)
Net cash provided by financing activities	551,230	4,803,215

(Decrease) increase in cash and cash equivalents	(1,387,976)	1,710,186

Cash and cash equivalents, beginning of period	1,922,401	212,215

Cash and cash equivalents, end of period	$534,425	$1,922,401

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,324	$94,547
Taxes	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in exchange for notes payable	$-	$2,384,733
Common stock issued in exchange for preferred stock	$-	$1,076,217
Common stock issued in settlement of preferred stock dividends	$-	$210,000
Common stock issued in settlement of liquidated damages	$-	$602,000
Retirement of Preferred stock	$-	$2,204
Common stock issued in restructure	$-	$7,825
Common stock issued for services rendered	$-	$-

See the accompanying notes to the consolidated financial statements

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements are as follows:

Basis and business presentation

The accompanying consolidated financial statements of MedClean Technologies, Inc. and subsidiaries, (“MedClean” or the “Company” or “MTI”), have been prepared in accordance with accounting principles generally accepted in the United States of America

Effective January 30, 2007, the Company changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc. Effective January 23, 2006, the Company merged (the “Merger”) with Aduromed, whereby Aduromed became the wholly-owned subsidiary of the Company and the former holders of the equity in Aduromed became holders of equity in MTI. Aduromed was the Company’s sole operating entity before it merged with and into the Company effective January 2, 2009.

Effective January 2, 2009, the Company changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc. Also effective January 2, 2009, the Company merged its former wholly-owned subsidiary, Aduromed Corporation, with and into the Company.

MedClean is in the business of providing solutions for managing medical waste on site including designing; selling, installing and servicing on site (i.e. “in-situ”) turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies. The MedClean Series System is offered in three configurations: Containerized System, Mobile System and the Fixed System (our traditional fixed installation).

All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform with the current year’s presentation. These reclassifications had no effect on reported income or losses.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

Prior to 2009 the Company recognized revenues from fixed-price and modified fixed-price construction type contracts on the percentage-of-completion method measured by the percentage of cost incurred to date to estimated total cost for each contract. That method was used because the contracts were long term in nature and management considered total cost to be the best available measure of progress on the contracts. Beginning in 2009 the Company changed its product mix to short term contracts subject to customer acceptance upon completion.  Therefore, the Company recognizes revenues upon completion of the system installation.  Clients will be invoiced upon the following milestones, contract signing, delivery of components, and the completion and acceptance of installation and start-up.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Revenues from direct sales of our mobile unit will be recognized as the Company ships units. The Company provides a one year warranty on the systems it installs. The Company also obtains a one year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At December 31, 2009 and 2008 the Company had $236,500 and $136,691 in deferred revenue from maintenance agreements.

Revenues from the sale of our mobile unit, accessories, repairs and replacement parts are recognized when shipped to the customer in accordance with a valid contract or order agreement. The contract or order agreement specifies delivery terms and pricing, and is considered to reasonably assure collection from the customer.

Revenues and cost from multi-year rental contracts on our mobile unit will be recognized ratably over the life of the rental contract.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At December 31, 2009, the Company has cash balances on deposit in one account with a financial institution in excess of the federally insured limits.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment information

Accounting Standards Codification (“ASC”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Control by principal stockholders

The directors, executive officers, participants and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Dependence on principal customer

For 2009 and going forward, the Company does not anticipate that the loss of any one customer will have a significant adverse impact on our business.

Accounts Receivable

The Company assesses the realization of its receivables by performing ongoing credit evaluations of its customers’ financial condition. Through these evaluations, the Company may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The Company’s reserve requirements are based on the best facts available to the Company and are reevaluated and adjusted as additional information is received. The Company’s reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. Allowance for doubtful accounts for accounts and notes receivable was $15,589 and $23,081 as of December 31, 2009 and 2008, respectively.

Fair Values

In the first quarter of fiscal year 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”).  ASC 820-10 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company’s financial position or operations. Refer to Footnote 11 for further discussion regarding fair valuation.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 10 years.

Long-Lived Assets

The Company has adopted ASC 360-10. ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Inventory

The Company maintains an inventory, which consists primarily of component parts, spare parts and disposable goods.  The average cost method is utilized in valuing the inventory, and is stated at the lower of cost or market.

Income Taxes

The Company has adopted ASC subtopic 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Share

The Company has adopted ASC subtopic 260-10, which specifies the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either anti-dilutive, or their effect is not material.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

Effective for the year beginning January 1, 2006, the Company has adopted ASC subtopic 718-10, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in ASC 718-10.  The

As more fully described in Note 7 below, the Company granted equity based compensation over the years to employees of the Company under its equity plans.  The Company granted non-qualified stock options to purchase 551,883,534 and 71,634,000 shares of common stock during the year ended December 31, 2009 and 2008, respectively, to employees and directors of the Company.

Fair Value of Financial Instruments

ASC subtopic 825-10 requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Recent accounting pronouncements

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to FASB ASC Topic 605,  Revenue Recognition ) (“ASU 2009-13”) and ASU 2009-14,  Certain Arrangements That Include Software Elements , (amendments to FASB ASC Topic 985,  Software ) (“ASU 2009-14”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-13 and ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect adoption of ASU 2009-13 or ASU 2009-14 to have a material impact on the Company’s consolidated results of operations or financial condition.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary . This amendment to Topic 810clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. Adoption of ASU 2010-02 did not have a material impact on the Company’s consolidated results of operations or financial condition.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash  (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. Adoption of ASU 2010-01 did not have a material impact on the Company’s consolidated results of operations or financial condition.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820):  Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) . This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. Adoption of ASU 2010-12 did not have a material impact on the Company’s consolidated results of operations or financial condition.

NOTE 2 - GOING CONCERN MATTERS

 The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has available cash and cash equivalents of approximately $534,425 at December 31, 2009 which it intends to utilize for working capital purposes and to continue developing its business. To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business. Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. In the event the Company is unable to continue as a going concern it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

NOTE 3 - INVENTORIES

The following table summarizes these assets as of December 31, 2009 and December 31, 2008:

	2009	2008
Component & spare parts	$767,325	$754,476
Consumables	30,980	21,234
Advance payments	17,329	110,641
Total inventory	$815,634	$886,351

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2009and 2008 are as follows:

	2009	2008
Office Furniture	$164,525	$164,525
Computers and Accessories	208,881	206,091
Leasehold Improvements	135,380	117,997
	508,706	488,613
Accumulated Depreciation	295,905	203,309
	$212,801	$285,304

The Company uses the straight line method of depreciation over 3 to 10 years. During the years ended December 31, 2009 and 2008, depreciation expense charged to operations was $96,308 and $86,272, respectively, of which $17,240 and $14,837 was included as part of cost of sales, respectively.

NOTE 4 – CONTRACTS IN PROCESS

The Company recognizes revenue upon completion of the contract.  Prior to 2009, revenue was recognized as a percentage of completion.  The following table summarizes outstanding long term contracts and recognized revenue at December 31, 2009 and 2008:

The Company entered into construction type contracts to furnish and install its systems in hospitals. There were five outstanding contracts at December 31, 2009 and 2008.  The following table summarizes these outstanding contracts:

Contract	Revenue		Amounts	Revenues in	Billings in excess
Amount	Recognized		Billed	excess of Billings	of Revenues
Outstanding contracts at December 31, 2009:
1,327,930	949,221		1,327,930	-	378,709
231,257	29,347		21,668	7,679	-
287,029	163,939		215,271	-	51,332
282,948	-		188,632	-	188,632
78,000	-		39,000		39,000
$2,207,164	1,142,507	(1)	$1,792,501	$7,679	$657,673

Outstanding contracts at December 31, 2008:
$1,327,930	$949,221		$1,327,930	$-	$378,709
231,257	29,347		21,668	7,679	-
287,029	163,939		215,271	-	51,332
282,948	-		188,632	-	188,632
559,594	528,426		530,392	-	1,966
$2,688,758	$1,670,933		$2,283,893	$7,679	$620,639

(1)	Revenue recognized in prior years on outstanding contracts.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 5 – NOTE PAYABLE

The Company’s outstanding unsecured note bears a 12% interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. As of December 31, 2009 and 2008 the balance due was $214,647 and $202,947 respectively.

NOTE 6 – CAPITAL STOCK

The Company is authorized to issue 3,500,000,000 shares of common stock, with a $0.0001 par value per share as of April 22, 2009 as approved by the majority of the Company stockholders. Prior to the April 22, 2009 share increase, the Company was authorized to issue 1,400,000,000 shares of common stock with a $0.0001 par value per share. In addition, the Company is authorized to issue 60,000,000 shares of preferred stock with a $0.0001 par value per share.

Preferred stock

On August 4, 2008, Sherleigh Associates Inc., Defined Benefit Pension Plan (“Sherleigh”), (i) exchanged its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) exchanged accumulated dividends payable on its Preferred Stock as of June 30, 2008 in the amount of $383,576 into 15,343,040 shares of Common Stock and received additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) exchanged liquidated damages in the amount of $602,000 payable to Sherleigh by the Company into 24,080,000 shares of Common Stock and received additional common stock purchase warrants for 24,080,000 shares of Common Stock at an exercise price of $0.025 per share.

On August 4, 2008, the Pequot Funds surrendered their shares of Series A and Series B Preferred Stock to the Company which shares were cancelled, and the Pequot Funds forfeited their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

The Series A and B Preferred Warrants were amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds holds warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh holds warrants for the purchase of 19,999,997 shares of Common Stock and weighted average anti-dilution rights have been terminated.

The Amended and Restated Stockholders Agreement, dated as of January 23, 2006 among the Company, Aduromed, the Pequot Funds and Sherleigh was terminated.

As of December 31, 2009 and 2008, there was no preferred stock outstanding.

Common stock

During 2008, 525,000 shares of common stock were issued to a business advisor and consultant to the Company as part of his compensation package. The shares were valued at $0.23 per share for a total value of $120,750.

On August 4, 2008,  the Company increased its authorized common shares to 1.4 billion shares and:

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 6 – CAPITAL STOCK (continued)

·	issued 303,297,456 shares of common stock as a result of $4,946,000 being invested in the Company

·
the Bridge Loan Holders collectively exchanged a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all such Bridge Loan Holders’ outstanding common stock warrants were collectively exchanged into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share.

·	issued 35,343,118 shares of common stock for the exchange of accrued dividends through August 4, 2008 on the preferred stock and accrued dividends

·	issued 24,080,000 shares of common stock for the exchange of liquidated damages

·	issued 78,246,052 shares of common stock as a result of the restructuring of the company

On September 2, 2008, the Company issued 4.5 million shares of common stock to an investor relations firm as part of their service contract. The shares were valued at $0.15 per share for a total value of $675,000.

On November 10, 2008 and again on December 12, 2008, the Company issued 111,446 and 24,590, shares of common stock to a consultant to the Company as part of the compensation package. The shares were valued at $0.166 and $0.122 per share respectively for a total value of $21,500.

During 2008, 36,885,757 shares of common stock were issued as a result of warrant conversions.

During 2009, 93,314,195 shares of common stock were issued as a result of warrant and option conversions.

In December 2009, the Company issued an aggregate of 20,621,282 shares of its common stock in connection for services rendered.  The shares were valued at approximately $0.03 for a total value of $619,389.

As of December 31, 2009 and 2008, the Company had 675,478,445 and 561,542,968 shares of common stock issued and outstanding.

NOTE 7 – WARRANTS AND OPTIONS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at December 31, 2009:

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 7 – WARRANTS AND OPTIONS (continued)

Exercise Price	Number Outstanding	Warrants Outstanding Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price	Number Exercisable	Warrants Exercisable Weighted Average Exercise Price
$0.0040	33,433,966	3.58	$0.0040	33,433,966	$0.0040
0.0075	91,122,206	3.59	0.0075	91,122,206	0.0075
0.0250	28,000,000	3.59	0.0250	28,000,000	0.0250
0.0900	600,000	3.21	0.0900	600,000	0.0900
0.2400	100,000	2.49	0.2400	100,000	0.2400
0.3788	2,204,386	1.06	0.3788	2,204,386	0.3788
0.5571	1,436,000	0.58	0.5571	1,436,000	0.5571
Total	156,896,558	3.52	$0.0156	156,896,558	$0.0212

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2007	32,476,672	$0.3585
Granted	503,570,577
Exercised	(93,861,853)
Canceled or expired	(27,609,286)
Outstanding at December 31, 2008	414,576,110	0.0265
Granted	167,419,113
Exercised	(90,260,439)	(0.0068)
Canceled or expired	(334,838,226)
Outstanding at December 31, 2009	156,896,558	$0.0212

On June 30, 2009, pursuant to its private offer to exchange all of the Company’s existing Common Stock Purchase Warrants with Initial Exercise Dates between July 11, 2008 and August 29, 2008 (“Existing Warrants”) for newly issued Common Stock Purchase Warrants with a new lower exercise price of $0.0075 per share, exercisable for one-half the original number of shares of our common stock, par value $0.0001 per share (“Common Stock”), and without a “cashless exercise” right exchanged 334,838,226 Existing Warrants for 167,419,113 common stock purchase warrants with an exercise price of $0.0075 per share and 28,000,000 common stock purchase warrants with an exercise price of $0.025 remain outstanding.  The fair value of the newly issued common stock warrants, determined using the Black-Scholes Option Pricing Model did not exceed the fair value of the existing warrants at the time of the exchange.

In December 2009, the Company issued an aggregate of 87,898,529 shares of common stock in exchange for the exercise of 90,260,439 warrants.  The exercise prices ranged from $0.004 to $0.0075 resulting in proceeds of $597,480. 13,066,034 warrants were issued cashlessly.

Stock options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees and directors of the Company at December 31, 2009:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.00400	543,843,284	4.38	$0.00400	524,923,286	$0.00400
.00844	80,883,534	5.86	$0.00844	26,961,177	0.00844
Total	624,726,818	4.57	$0.0046	551,884,463	$0.00422

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 7 – WARRANTS AND OPTIONS (continued)

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of	Price
	Shares	Per Share
Outstanding at December 31, 2007:	11,298,024	$0.098
Granted	71,634,000	$
Exercised	—
Canceled or expired	(4,573,074)
Outstanding at December 31, 2008:	78,358,950	$0.072
Granted	551,883,534	0.00467
Exercised	-	-
Canceled or expired	(5,515,666)
Outstanding at December 31, 2009:	624,726,818	$0.004

On May 1, 2009, the Company granted options to purchase 471,000,000 shares of the Company’s common stock in consideration of employees accepting  no and or reduced cash compensation for a specified period of time. The option grants as approved by the Compensation Committee were fully vested when issued and the exercise price is $0.004 per share.

The fair value for these awards was estimated using the Black-Scholes option pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	255.30%
Risk-free interest rate	1.98%
Dividend yield	—%

During the year ended December 31, 2009, the Company re-priced certain employee options initially with exercise prices from $0.05 to $0.557 to $0.004 per share with other terms remaining the same.  The fair value of the fully vested re-priced options was charged to current period operations.

The fair values of the fully vested re-priced employee options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	255.30%
Risk free rate:	1.98%

The expected volatilities are based on the historical volatility of the Company’s common stock.  The observation is made on a daily basis.  The observation period covered is consistent with the expected life of the options.  The expected life of stock options is based on the minimum vesting period required.  The risk-free rate is consistent with the expected terms of the stock options and is based on the United States Federal Reserve data system yield curve in effect at the time of grant.

On November 11, 2009, the Company granted an aggregate of 80,883,534 employee options vesting over three years with an exercise price of $0.00844 to purchase the Company’s common stock over five to seven years.

The fair value for these awards was estimated using the Black-Scholes option pricing model with the following weighted average assumptions, assuming no expected dividends:

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 7 – WARRANTS AND OPTIONS (continued)

Expected life (years)	5 to 7
Expected volatility	437.29%
Risk-free interest rate	2.31 to 3.01%
Dividend yield	—%

During the year ended December 31, 2009 and 2008, the stock compensation expenses were $3,264,179 and $1,348,308, respectively.

In December 2009, the Company issued an aggregate of 5,415,666 shares of common stock for the exercise of options exercised with an exercise price of $0.004 per share.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases office equipment and vehicles under operating leases with terms ranging from 13 months to 60 months. The annual non-cancelable operating lease payments on these leases are as follows:

2010	$31,211
2011	11,870
2012	-
2013	-
2014	-
Thereafter	-
$43,080

On November 1, 2008 the Company commenced leasing a four office suite in Scotch Plains, NY for $3,710 per month for 12 twelve months. . The one year lease commences November 1, 2008 and terminated October 31, 2009

On November 1, 2008, the Company began leasing the remaining 11,834 sq ft of space at its existing facility in Bethel, CT. The lease is a triple net lease (NNN) commencing November 1, 2008 and terminating October 31, 2011. The base rent for the first year is $5.50 per sq. ft. with 3% increases for each of the following two years. The additional space will be used to assemble our mobile and containerized systems.

The Company entered into a lease agreement for 11,856 square feet of office and operations space in Bethel, Connecticut. Rent commenced on May 1, 2006 and currently costs of $8,398 per month plus taxes and certain other fees. The lease is for a ten year term with two subsequently renewable five year terms.

The straight line monthly expense in accordance with ASC 840-20, Leases, operating leases; is $18,431 and the annual non-cancelable lease payments on the two leases are:

2010	220,126
2011	209,950
2012	132,392
2013	135,356
2014	138,320
Thereafter	189,301
$1,025,445

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2009.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

Employee and consulting contracts

The Company has consulting agreements with outside contractors to provide certain marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE 9 – LOSS PER SHARE

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Outstanding warrants and vested options for the year ending December 31, 2009 and 2008 amounting to 548,357,252 and 492,201,769 respectively were not included in the calculation for net loss per common share because it would be antidilutive.

The numerator and denominator used in the basic and diluted loss per share of common stock computations are presented in the following table:

	2009	2008
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss per statement of operations	$(5,368,515)	$(7,829,999)
Dividend payable to preferred stockholders	-	(210,000)
Net loss to common stockholders	$(5,368,515)	$(8,039,999)

DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding	569,491,872	237,941,766

Basic and diluted EPS (LPS)	$(0.01)	$(0.03)

NOTE 10 – INCOME TAXES

Income tax expense (benefit) consists of the following:

	Year ended December 31,
	2009	2008
Current
Federal	$-	$-
State	-	-
	-	-
Deferred
Federal	(1,412,899)	(2,403,098)
State	(329,676)	(557,721)
	(1,742,575)	(2,960,819)
Current and deferred	(1,742,575)	(2,960,819)
Valuation allowance	1,742,575	2,960,819
Total	$-	$-

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 10 – INCOME TAXES (continued)

 A reconciliation of income tax benefit to the amount computed using statutory federal rates is as follows:

	Year ended December 31,
	2009	2008
Tax at statutory rate	$(1,570,202)	$(2,611,161)
Non-deductible expenses	8,462	8,462
State income tax (benefit)	(180,835)	(358,120)
Valuation allowance	1,742,575	2,960,819
	$-	$-

The Company has implemented ASC subtopic 740-10, which provides for a liability approach to accounting for income taxes. Total deferred tax assets and liabilities at December 31 are as follows:

	2009	2008
Deferred tax assets - Tax NOL	$9,880,000	$6,855,521
Valuation allowance	(9,880,000)	(6,855,521)
	$-	$-

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company has available at December 31, 2009 unused federal and state net operating loss carry forwards totaling $24,700,000 that may be applied against future taxable income that expire in the years 2010 through 2024. The tax benefit of these net operating loss carry forwards, based on an effective tax rate of 40% is approximately $9,880,000. Management believes it is more likely than not that all of the deferred tax asset will not be realized.  A valuation allowance has been provided for the entire deferred tax benefit.

NOTE 11 — FAIR VALUE

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 11 — FAIR VALUE (continued)

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2009:

	December 31, 2009
	Carrying
Financial instruments	Amount	Fair Value
Cash and cash equivalents	$534,425	$534,425
Accounts receivable, net	144,117	144,117
Accounts payable and accrued liabilities	253,742	253,972
	$932,284	$932,514

For cash and cash equivalents, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the relative short maturity of those instruments.

The Company adopted the provisions of ASC 825-10 prospectively effective as of the beginning of Fiscal 2008.  For financial assets and liabilities included within the scope of ASC 825-10, the Company will be required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our consolidated financial position or results of operations.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 02, 2010, a date that the financial statements were issued.

In January 2010, the Company issued an aggregate of 3,185,490 of its common stock for warrants exercised.

In February 2010, the Company issued an aggregate of 3,063,725 of its common stock for warrants exercised.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement.  Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

5,130,162

Shares of Common Stock

MEDCLEAN TECHNOLOGIES, INC.

PROSPECTUS

, 2010

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Under the Delaware General Corporation Law, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director’s duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Recent Sales of Unregistered Securities

Effective June 27, 2007, the Company entered into a secured loan arrangement with various investors for gross proceeds of $1,275,000. The notes evidencing the loan have an original issue discount of 10%, bear interest at 12% per annum and have a maturity of sixth months. These loans are secured by the assets of the Company and are guaranteed by the Company’s wholly-owned subsidiary, Aduromed Corporation. In connection with the loan the investors will also receive five year warrants to purchase a total of 2,550,000 shares of the Company’s common stock at a price of $0.38 per share (“Loan Warrants”).  In the event that the Company consummates a financing involving the issuance of the Company’s common stock or securities convertible into such common stock and accompanying warrants (“Financing Warrants”) with gross proceeds of at least $1,500,000, the exercise price and anti-dilution provisions of the Loan Warrants will be reset to match the terms of the Financing Warrants.

The net proceeds of the loan, estimated at $1,047,175 after discounts, placement fees and expenses, were utilized for working capital and general corporate purposes.

We had retained Carter Securities, LLC (“Carter”) to serve as our placement agents for the loan. For its services, Carter received a placement fee of $80,325, warrants to purchase 229,500 shares of Company common stock at an exercise price of $0.38 per share exercisable for five years (“Placement Agent Warrants”), and subject to the same reset terms as the Loan Warrants. The Company is obligated to file a registration statement with the Commission with respect to the common stock shares issuable pursuant to the Loan Warrants and the Placement Agent Warrants.

The Loan Warrants, Financing Warrants, and Placement Agent Warrants and shares of our common stock underlying the Loan Warrants, Financing Warrants, and Placement Agent Warrants qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Effective August 23, 2007, outstanding promissory notes of the Company’s wholly-owned subsidiary, Aduromed Corporation, payable to Mr. George Bucci in the principal amount of $91,347.55 and Mr. John Augustyn in the principal amount of $37,952.62 where converted into shares of common stock of the Company. Both notes were converted based upon the closing price of the Company’s common stock on August 23, 2007 of $0.23 per share, and resulted in the issuance of 397,163 shares to Mr. Bucci and 165,011 shares to Mr. Augustyn. The Company did not receive any cash proceeds from these issuances.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction. Pursuant to an agreement dated August 23, 2007, the Company engaged Mr. Joseph Esposito as a corporate and business development advisor.

During the months from August 2007 until June 2008, the Company issued a total of 750,000 shares of the Company’s common stock to Mr. Esposito as part of Mr. Esposito’s compensation package as an advisor to the Company. The Company did not receive any cash proceeds from these issuances.

Pursuant to an agreement dated August 23, 2007, the Company engaged Mr. Joseph Esposito as a corporate and business development advisor. During the months from August 2007 until June 2008, the Company issued a total of 750,000 shares of the Company’s common stock to Mr. Esposito as part of Mr. Esposito’s compensation package as an advisor to the Company. The Company did not receive any cash proceeds from these issuances.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Effective December 27, 2007, in consideration for the issuance of additional warrants for the purchase of a total of 2,450,000 shares of the Company’s common stock, holders of $1,225,000 in principal amount of such secured loan arrangement agreed to extend the maturity of such loan to June 30, 2008. Such warrants will have a five year term and an exercise price equal to the exercise price of warrants issued in the Company’s next financing involving the issuance of the Company’s common stock or securities convertible into such common stock with proceeds of $2,000,000 or more (a “Qualified Financing”). As additional consideration for agreeing to such extension these holders were given the right to convert the principal amount of their secured notes into common stock of the Company prior to the Company’s next Qualified Financing at a conversion price equal to one-half of the closing market price of such common stock on the day of conversion. The Company did not receive any cash proceeds from these issuances.

The warrants, the shares of common stock underlying the warrants and the holders’ rights to convert the principal amount of their secured notes into common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Effective March 17, 2008, in partial consideration for their participation in an accounts receivable purchase from the Company, the Company issued to existing individual shareholders warrants for the purchase of 600,000 shares of the Company’s common stock. These are five year warrants and have an exercise price of $0.09 per share, the closing marker process for the common stock as of March 17, 2008. The proceeds of this transaction were utilized for working capital and general corporate purposes.

Effective March 17, 2008, in partial consideration for their participation in an accounts receivable purchase from the Company, the Company issued to existing individual shareholders warrants for the purchase of 600,000 shares of the Company’s common stock. These are five year warrants and have an exercise price of $0.09 per share, the closing marker process for the common stock as of March 17, 2008. The proceeds of this transaction were utilized for working capital and general corporate purposes.

The warrants and shares of common stock underlying the warrants qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Effective as of July 10, 2008, the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company entered into a Master Restructuring Agreement (“MRA”) regarding their respective investments in the Company.

Pursuant to the terms of the MRA, $350,000 of the new money investment was invested into the Company on July 11, 2008 and the balance of the new money will be invested into the Company as of August 4, 2008 or such other time as the parties shall mutually agree. The proceeds of this transaction were utilized for working capital and general corporate purposes. The investors participating in this tranche 1 funding and the securities they received are set forth in the following table:

New Investor	Amount of Tranche 1 Investment	Number of Shares of Common Stock to be Issued in Tranche 1	Number of Shares of Common Stock Subject to Common Stock Purchase Warrants to be Issued in Tranche 1
Pequot Funds	$182,000	18,353,644	13,313,644
Sherleigh Defined Benefit Plan	$98,000	3,920,000	3,920,000
Ronald I. Heller IRA	$35,000	1,400,000	1,400,000
E4 LLC/Joseph Esposito	$35,000	2,800,000	2,800,000
Total	$350,000	26,473,644	21,433,644

Reference is made to the Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot, Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

On July 25, 2008 an investor funded an additional $250,000 into tranche 1 of the transactions contemplated by the MRA and received 10,000,000 shares of the Company’s Common Stock and Common Stock Purchase Warrants to purchase 10,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share. These warrants are exercisable for five years from the date of issue.

The net proceeds of the investment were $230,000 after placement fees and will be utilized for working capital and general corporate purposes. Carter Securities, LLC served as our placement agent for this investment and received a placement fee.

In connection with the foregoing issuance of common stock, warrants and common stock underlying the warrants, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act, as amended, and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Reference is made to the Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot, Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company.

Pursuant to the terms of the MRA, $350,000 of new money was invested into the Company as of July 11, 2008, $250,000 of new money was invested into the Company as of July 25, 2008, $3,205,000 of new money was invested into the Company as of August 4, 2008, $600,000 of new money was invested into the Company as of August 7, 2008, $250,000 of new money was invested into the Company as of August 12, 2008, $210,000 of new money was invested into the Company as of August 12, 2008, $25,000 of new money was invested into the Company as of August 28, 2008, and $56,000 of new money was invested into the Company as of August 29, 2008. The total net proceeds to date after placement fees are $4,868,000. These investors received a total of 347,147,890 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 264,777,455 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. Existing securities holders of the Company including the Pequot Funds, Sherleigh and the Bridge Loan Holders converted their securities into 179,053,415 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 124,060,769 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. The proceeds of this transaction were utilized for working capital and general corporate purposes.

In connection with the foregoing issuance of common stock, warrants and common stock underlying the warrants, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act, as amended, and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 12,000,000 shares of the Company’s Common Stock to Mr. Joseph Esposito at an exercise price of $0.025 per share.  The 12,000,000 shares vest in the following timeline: (i) 4,000,000 shares vested on August 4, 2008; (ii) 4,000,000 vested on August 4, 2009; and (iii) 4,000,000 shares shall vest on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 10,000,000 shares of the Company’s Common Stock to Mr. Damien Tanaka at an exercise price of $0.025 per share.  The 10,000,000 shares vest in the following timeline: (i) 3,333,333 shares vested on August 4, 2008; (ii) 3,333,333 vested on August 4, 2009; and (iii) 3,333,334 shares shall vest on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 5,000,000 shares of the Company’s Common Stock to Mr. Kevin Dunphy at an exercise price of $0.025 per share.  The 5,000,000 shares vest in the following timeline: (i) 1,666,666 shares vested on August 4, 2008; (ii) 1,666,666 vested on August 4, 2009; and (iii) 1,666,668 shares shall vest on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 16,000,000 shares of the Company’s Common Stock to Mr. Scott Grisanti at an exercise price of $0.025 per share.  The 16,000,000 shares vest in the following timeline: (i) 5,333,333 shares vested on August 4, 2008; (ii) 5,333,333 shares vested on August 4, 2009; and (iii) 5,333,334 shares shall vest on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Pursuant to an Investor Relations Consulting Agreement dated August 7, 2008, the Company engaged Hayden Communications, Inc. as an investor relations consultant and issued a total of 4,500,000 shares of the Company’s common stock to Hayden Communications, Inc. as part of its compensation package under such agreement. The Company did not receive any cash proceeds from this issuance.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On May 17, 2010, we entered into an Equity Credit Agreement with Southridge, pursuant to which we may, from time to time, issue and sell to Southridge up to fifteen million dollars ($15,000,000) of our common stock. As additional consideration for the execution of the Equity Credit Agreement, we issued to Southridge 3,000,000 shares of our common stock.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

EXHIBITS

All reference to Registrant’s Forms 8-K, 10-KSB, 10-K, 10-QSB and 10-Q include reference to File No. 000-03125.

Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of December 7, 2005 by and among the Registrant, GD MergerSub, Inc. and Aduromed (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K, filed December 12, 2005).

2.2
Amended and Restated Agreement and Plan of Merger, dated as of January 23, 2006, by and among the Registrant, GD MergerSub, Inc., GD MergerSub II, Inc. and Aduromed (incorporated by reference to Exhibit 2 to Registrant’s Form 8-K/A, filed January 31, 2006).

2.3
Certificate of Merger of GD MergerSub II, Inc. with and into Aduromed, filed January 23, 2006 with Delaware Secretary of State (incorporated by reference to Exhibit 2 to Registrant’s Form 8K/A, filed January 31, 2006).

3.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit A to Appendix I to Registrant’s Proxy Statement on Schedule 14A, filed July 24, 2000).
3.2	Registrant’s Amendment to Certificate of Incorporation, dated December 12, 2005 (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-KSB, filed April 21, 2006).
3.3	Registrant’s Amendment to Certificate of Incorporation, dated January 29, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed January 30, 2007).
3.4	Registrant’s Amendment to Certificate of Incorporation, dated April 16, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed April 16, 2007).
3.5	Registrant’s Amendment to Certificate of Incorporation, dated September 26, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed September 26, 2007).
3.6	Registrant’s Amendment to Certificate of Incorporation, dated August 4, 2008 (incorporated by reference to Exhibit 3.01 to Registrant’s Form 8-K, filed August 6, 2008).
3.7	Registrant’s Certificate of Ownership and Merger, dated January 2, 2009 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed January 6, 2009).
3.8	Registrant’s Amendment to Certificate of Incorporation, dated April 21, 2009 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed April 22, 2009).
3.9	Certificate of Designation of Series C Preferred Stock (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 4, 2009 and incorporated by reference herein).
3.10	Registrant’s Bylaws (incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed July 14, 2000).
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.04 to Registrant’s Form 8-K, filed August 6, 2008).
4.2	Warrant to Purchase Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 4, 2009 and incorporated by reference herein).
5.1	Opinion of Anslow & Jaclin LLP as to legality*
10.1
Consulting Agreement, dated August 4, 2008, by and among Registrant, Aduromed Corporation and Mr. Joseph Esposito (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed August 8, 2008).

10.2
Amended Employment Agreement, dated August 4, 2008, by and among Registrant, Aduromed Corporation and Mr. Kevin T. Dunphy (incorporated by reference to Exhibit 10.03 to Registrant’s Form 8-K, filed September 4, 2008).

10.3
Employment Agreement, dated September 2, 2008, by and among Registrant, Aduromed Corporation and Mr. Scott Grisanti (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed September 4, 2008).

10.4
Employment Agreement, dated September 2, 2008, by and among Registrant, Aduromed Corporation and Mr. Damien Tanaka (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed September 4, 2008).

10.5	Stock Option Agreement, dated August 4, 2008, between Registrant and Mr. Joseph Esposito (incorporated by reference to Exhibit 4.01 to Registrant’s Form 8-K, filed August 8, 2008).
10.6	Stock Option Agreement, dated August 4, 2008, between Registrant and Mr. Damien R. Tanaka (incorporated by reference to Exhibit 4.02 to Registrant’s Form 8-K, filed August 8, 2008)
10.7	Stock Option Agreement, dated August 4, 2008, between Registrant and Mr. Kevin T. Dunphy (incorporated by reference to Exhibit 4.03 to Registrant’s Form 8-K, filed August 8, 2008)
10.8
Amended and Restated Stock Option Agreement, dated as of January 23, 2006, among Registrant, Aduromed Corporation and Damien R. Tanaka. (incorporated by reference to Exhibit 10.6 to Registrant’s Form SB-2/A, filed August 14, 2006)

10.9
Amended and Restated Stock Option Agreement, dated as of January 23, 2006, among Registrant, Aduromed Corporation and Kevin T. Dunphy (incorporated by reference to Exhibit 10.8 to Registrant’s Form SB-2/A, filed August 14, 2006)

10.10	Stock Option Agreement, dated August 4, 2008, between Registrant and Mr. Scott Grisanti (incorporated by reference to Exhibit 4.01 to Registrant’s Form 8-K, filed September 4, 2008)
10.11
Lease Agreement, dated February 3, 2006, by and between Aduromed Corporation and Cheyenne Company, LLC, relating to premises at 3 Trowbridge Drive, Bethel, CT 06801 (incorporated by reference to Exhibit 10.15 to Registrant’s Form SB-2/A, filed November 9, 2006).

10.12
Employment Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Scott Grisanti (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed May 5, 2009).

10.13
Consultant Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Joseph Esposito (incorporated by reference to Exhibit 10.02 to Registrant’s Form 8-K, filed May 5, 2009).

10.14
Employment Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Kevin Dunphy (incorporated by reference to Exhibit 10.03 to Registrant’s Form 8-K, filed May 5, 2009).

10.15
Equity Credit Agreement, dated as of May 17, 2010, by and among MedClean Technologies, Inc. and Southridge Partners II (incorporated by reference to Exhibit 10.15 to Registrant’s Form S-1/A filed on June 23, 2010).

10.16	Master Restructuring Agreement, dated July 10, 2008 (incorporated by reference to the Company’s Registration Statement on Form S-1, as filed on May 21, 2010).
21.1	Subsidiaries of Registrant:
GD MergerSub, Inc. (Del.) — inactive
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC*
23.2	Consent of Anslow & Jaclin LLP (included in exhibit 5 filed herewith)*

*Filed herewith

Undertakings

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

reflect (ii) in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial  bona fide  offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Post-Effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, in the City of Bethel, State of Connecticut on July 1, 2010.

MedClean Technologies, Inc.

By	/s/ David Laky
David Laky,
President and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Scott Grisanti	Chairman	July 1, 2010
Scott Grisanti

/s/ Joseph Esposito	Director	July 1, 2010
Joseph Esposito

/s/ David Laky	President and Chief Executive Officer	July 1, 2010
David Laky	(Principal Executive Officer)

/s/ Cheryl Kaine Sadowski	Treasurer and Chief Financial Officer	July 1, 2010
Cheryl Kaine Sadowski	(Principal Financial and Accounting
Officer)

/s/ Jay S. Bendis	Director	July 1, 2010
Jay S. Bendis

/s/ Elan Gandsman	Director	July 1, 2010
Elan Gandsman

/s/ Ronald A. LaMorte	Director	July 1, 2010
Ronald A. LaMorte

/s/ Kenneth Londoner	Director	July 1, 2010
Kenneth Londoner